AGREEMENT FOR PURCHASE AND SALE

                     BLACK STONE HOLDINGS PARTNERSHIP ET AL

                                    AS SELLER

                             BLACK STONE OIL COMPANY

                                   AS OPERATOR

                                       AND

                            COMSTOCK OIL & GAS, INC.

                                    AS BUYER

                                       AND

                            COMSTOCK RESOURCES, INC.

                                  AS GUARANTOR






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                                TABLE OF CONTENTS

                                    ARTICLE I
                          Construction and Definitions

Section 1.1   Separate Agreement With Each Seller..............................1
Section 1.2   Defined Terms....................................................2

                                ARTICLE II
                             Purchase and Sale

Section 2.1   Agreement to Sell and Purchase..................................10
Section 2.2   Purchase Price..................................................10
Section 2.3   Allocated Values................................................10

                                ARTICLE III
                              Effective Time

Section 3.1   Revenues and Expenses...........................................11

                                ARTICLE IV
                      Title and Environmental Matters

Section 4.1   Title Examination Period........................................11
Section 4.2   Title Defects...................................................12
Section 4.3   Notice of Title Defects.........................................12
Section 4.4   Determination of and Remedies for Title Defects.................13
Section 4.5   Special Warranty of Title.......................................14
Section 4.6   Remedies for Title Benefits.....................................16
Section 4.7   Environmental Procedure.........................................16
Section 4.8   Determination of Disqualifying Environmental Condition..........17
Section 4.9   Remedies for a Disqualifying Environmental Condition............19
Section 4.10  Correction of a Disqualifying Environmental Condition...........20

                                    ARTICLE V
             Representations and Warranties of Sellers and Operator

Section 5.1   Representations and Warranties of Working Interest Owners.... ..20
Section 5.2   Representations and Warranties of Selling Stockholders..........24
Section 5.3   Representations and Warranties of Operator......................25

                                   ARTICLE VI
             Representations and Warranties of Buyer and Guarantor

Section 6.1   Representations and Warranties of Buyer.........................31
Section 6.2   Representations and Warranties of Guarantor.....................33

                                   ARTICLE VII
              Operation of the Subject Assets and Other Covenants

Section 7.1   Operation of the Subject Assets Prior to Closing................34
Section 7.2   Operation of Certain Areas After the Closing....................35

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Section 7.3   Operator's Geophysical Data.....................................35
Section 7.4   Course of Conduct by Operator...................................36
Section 7.5   Approvals and Consents..........................................37
Section 7.6   Investigations..................................................37
Section 7.7   Final S Corporation Federal Income Tax Return...................37
Section 7.8   Compiled Financials.............................................38
Section 7.9   Distributions...................................................38

                                  ARTICLE VIII
                      Conditions to Obligations of Sellers

Section 8.1   Representations.................................................38
Section 8.2   Performance.....................................................38
Section 8.3   Pending Matters.................................................38
Section 8.4   Hart-Scott-Rodino...............................................38
Section 8.5   Adjusted Purchase Price.........................................38
Section 8.6   Execution and Delivery of Closing Documents.....................38
Section 8.7   Certificates....................................................38
Section 8.8   Opinion.........................................................39

                                   ARTICLE IX
                       Conditions to Obligations of Buyer

Section 9.1   Representations.................................................39
Section 9.2   Performance.....................................................39
Section 9.3   Pending Matters.................................................39
Section 9.4   Hart-Scott-Rodino...............................................39
Section 9.5   Execution and Delivery of Closing Documents.....................39
Section 9.6   Certificates....................................................39
Section 9.7   Consents and Approvals..........................................40
Section 9.8   All Sellers to Close............................................40
Section 9.9   Nonforeign Affidavit............................................40
Section 9.10  Operator........................................................40
Section 9.11  ................................................................40

                                    ARTICLE X
                                     Closing

Section 10.1  Time and Place of Closing.......................................40
Section 10.2  Extension.......................................................40
Section 10.3  Actions to be Taken Prior to Closing............................40
Section 10.4  Adjustments to Purchase Price at Closing........................41
Section 10.5  Statement.......................................................42
Section 10.6  Post-Closing Adjustments to Purchase Price......................43
Section 10.7  Transfer Taxes..................................................44

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


Section 10.8  Ad Valorem and Similar Taxes....................................44
Section 10.9  Actions of Sellers at Closing...................................44
Section 10.10 Actions of Buyer at Closing.....................................44
Section 10.11 Further Cooperation.............................................44
Section 10.12 Confidentiality Agreement.......................................45
Section 10.13 Letter of Intent................................................45

                                   ARTICLE XI
                                   Termination

Section 11.1  Right of Termination............................................45
Section 11.2  Effect of Termination...........................................46
Section 11.3  Attorney's Fees, Etc............................................46

                                   ARTICLE XII
                         Assumption and Indemnification

Section 12.1  Assumption......................................................47
Section 12.2  Indemnification.................................................47

                                  ARTICLE XIII
                  Limitations on Representations and Warranties

Section 13.1  Disclaimers of Representations and Warranties...................54
Section 13.2  Waiver of Texas DTPA............................................55
Section 13.3  Casualty Loss...................................................55
Section 13.4  Exclusive Remedies..............................................56

                                   ARTICLE XIV
                                  Miscellaneous

Section 14.1  HSR Act.........................................................56
Section 14.2  Expenses........................................................57
Section 14.3  Independent Investigation.......................................57
Section 14.4  Document Retention..............................................57
Section 14.5  Entire Agreement................................................57
Section 14.6  Waiver..........................................................58
Section 14.7  No Solicitation.................................................58
Section 14.8  Publicity.......................................................58
Section 14.9  Captions........................................................58
Section 14.10 No Third Party Beneficiaries....................................58
Section 14.11 Assignment......................................................58
Section 14.12 Governing Law...................................................58
Section 14.13 Notices.........................................................59
Section 14.14 Severability....................................................59
Section 14.15 Counterpart Execution...........................................59
Section 14.16 Authority of BSHP...............................................60

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

Section 14.17 W.T. Carter & Bro...............................................60
Section 14.18 Champion C-2....................................................60
Section 14.19 Guaranty Agreement..............................................61
Section 14.20 Joint Operating Agreement/AMI...................................61


Schedule I -- Working Interest Owners
Schedule II -- Selling Stockholders
Exhibit "A" -- Producing Leases
Exhibit "B" -- Camden Tram Leases
Exhibit "C" -- Center Grove Leases
Exhibit "D" -- North Double A Portion/Camden Tram Leases
Exhibit "E" -- Double A Leases
Exhibit "F" -- Assignment, Bill of Sale and Conveyance
Exhibit "G" -- Guaranty
Exhibit "H" -- Plat
Exhibit "I" -- Form of Locke Purnell Opinion
Exhibit "J" -- Form of Vinson & Elkins L.L.P. Opinion
Schedule 2.3 -- Net Revenue and Working Interests; Allocated Values; Sellers' Interests Schedule 5.1(l) -- Laws and Regulations Schedule 5.1(p) -- Consents
Schedule 5.3(d) -- Financial Statements Schedule 5.3(n) -- Insurance


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





                         AGREEMENT FOR PURCHASE AND SALE


         This Agreement for Purchase and Sale (the "Agreement") is made and entered into as of the 31st day of January, 1996, by and among those parties identified on Schedule I attached hereto (individually, a "Working Interest Owner" and collectively, the "Working Interest Owners"), those parties identified on Schedule II attached hereto (individually, a "Selling Stockholder" and collectively, the "Selling Stockholders"), Black Stone Oil Company, a Texas corporation ("Operator") and Comstock Oil & Gas, Inc., a Nevada corporation ("Buyer") and a wholly owned subsidiary of Comstock Resources, Inc., a Nevada corporation ("Guarantor").

                              W I T N E S S E T H:

         WHEREAS, the Working Interest Owners own the Purchased Subject Assets (as hereinafter defined) and the Selling Stockholders own the Purchased Shares (as hereinafter defined);

         WHEREAS, the Working Interest Owners are willing to sell to Buyer, and Buyer is willing to purchase from the Working Interest Owners, the Purchased Subject Assets, and the Selling Stockholders are willing to sell to Buyer, and Buyer is willing to purchase from the Selling Stockholders, the Purchased Shares, all upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, Buyer is a wholly owned subsidiary of Guarantor and the execution, delivery and performance by Buyer of its obligations hereunder will benefit Guarantor, directly or indirectly, and the guarantee by Guarantor of the obligations of Buyer hereunder is in the best interest of Guarantor.

         NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement, and upon the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

                                    ARTICLE I

                          Construction and Definitions

         Section 1.1 Separate Agreement With Each Seller. This Agreement shall be construed as a separate agreement between Buyer and each Seller with respect to each Seller's interest in the Purchased Subject Assets and Purchased Shares as set forth in

Schedule 2.3. Except as provided in the last sentence of Section 12.2(f), the obligations of each Seller hereunder and under each instrument executed and delivered in connection herewith shall be several and not joint or collective. This Agreement shall be binding upon each Seller that executes this Agreement regardless of whether this Agreement is executed by all of the parties named as Seller herein. In the event that any of the parties named as a Seller herein owning interests in the Purchased Subject Assets or Purchased Shares fail to execute this Agreement on or before 5:00 p.m. (central standard time) on January 30, 1996, Buyer, without any liability to Sellers whatsoever, may terminate this Agreement by notice in writing to Seller given not later than 5:00 p.m. (central standard time) on January 31, 1996.

         Section 1.2 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein or in the recitals to this Agreement shall have the meanings ascribed to them in this Section 1.2.

         "Additional Contracts" is defined in Section 5.3(g).

         "Adjusted Purchase Price" shall mean the Purchase Price as adjusted pursuant to the provisions of Article X.

         "Agencies" is defined in Section 5.3(i).

         "Aggregate Environmental Defect Value" means the Aggregate Environmental Defect Values for all Disqualifying Environmental Conditions established pursuant to Section 4.8 in a manner consistent with a reasonably prudent operator and in compliance with Environmental Laws.

         "Allocated Values" is defined in Section 2.3.

         "Arbitrator" is defined in Section 10.6(b).

         "Assessment Period" is defined in Section 4.7(a).

         "Assignment" is defined in Section 4.5.

         "BSHP" shall mean Black Stone Holdings Partnership, a Texas general partnership.

         "BTU" is defined in Section 10.4(c).

         "Buyer Indemnitees" is defined in Section 12.2(b).

         "C-2 Notice Period" is defined in Section 14.18(a).


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


         "C Year" is defined in Section 7.7.

         "Camden Tram JOA" shall mean that certain joint operating agreement described in Exhibit "B".

         "Camden Tram Leases" shall mean the oil, gas and mineral leases described in Exhibit "B", insofar as such Leases cover the lands described in Exhibit "B".

         "Camden Tram Interest" shall mean an undivided 30% of the Working Interest Owners' and Operator's right, title and interest as of the Effective Time in and to the Camden Tram Leases, together with a like interest in all contracts and other agreements applicable to said Leases insofar as they cover such lands.

         "Casualty Loss" is defined in Section 13.3(b).

         "Center Grove JOA" shall mean a joint operating agreement to be executed by Working Interest Owners, Buyer and Operator, as operator, covering the Center Grove Area outlined on Exhibit H and in the substantially the form of the Camden Tram JOA.

         "Center Grove Leases" shall mean the oil, gas and mineral leases described in Exhibit "C", insofar as such Leases cover the lands described in Exhibit "C".

         "Center Grove Interest" shall mean an undivided 30% of the Working Interest Owners' and Operator's right, title and interest as of the Effective Time in and to the Center Grove Leases, together with a like interest in all contracts and other agreements applicable to said Leases insofar as they cover such lands.

         "Claim Notice" is defined in Section 12.2(f)(i)(A).

         "Closing" shall mean the consummation of the purchase and sale of the Purchased Subject Assets and Purchased Shares pursuant to this Agreement as provided in Article X.

         "Closing Date" shall mean May 1, 1996, unless another date for Closing is mutually agreed to in writing by the Parties.

         "Closing Working Capital" shall mean an amount of Working Capital equal to the following determined in accordance with GAAP:

               (i) all revenues from the Operator Subject Assets attributable to the period from the Effective Time until the Closing Date, less




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               (ii)  all  costs  and  expenses  (including  rentals,  royalties, production and severance taxes, capital expenditures (other than the Excluded Capital Costs), lease operating expenses authorized under joint operating agreements applicable to the Operator Subject Assets) that are attributable to the Operator Subject Assets and attributable to the period of time from the Effective Time until the Closing Date, less

               (iii) an amount equal to all operating fees which would be authorized under the joint operating agreements applicable to the Operator Subject Assets if Operator were not the operator thereunder attributable to the period from the Effective Time to the Closing Date, plus

               (iv) the amount of any suspense accounts held by Operator as of the Closing Date.

In determining Closing Working Capital there shall not be included in revenues any operating fees and drilling fees earned by Operator under any operating agreement or drilling contract or any interest earned by Operator on any accounts.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" is defined in Section 10.12.

         "Contracts" shall mean all contracts, agreements, leases and other arrangements used or useful in connection with the Producing Leases, insofar and only insofar as they apply to the Producing Leases.

         "Defensible Title" is defined in Section 4.2.

         "Disqualifying Environmental Condition" shall mean the presence, as determined by the Environmental Assessment, of (i) a material violation of Environmental Laws in connection with the operation of the Subject Assets or
(ii) a material amount of Regulated Substances in the soil, groundwater, or surface water in, on, at, or under a Subject Asset in a manner or quantity: (A) which is required by Environmental Laws or by any applicable action or guidance levels or other standards published by any Governmental Authority to be remediated; or (B) for which a permit or closure plan that is required under Environmental Laws has not been obtained. Well plugging and abandonment and drill site restoration obligations customarily taken at the time of well plugging and abandonment, shall not constitute a "Disqualifying Environmental Condition for wells on Exhibit A.

         "Documents" is defined in Section 14.4.

         "DTPA" is defined in Section 13.2(a).

         "Double A Interest" shall mean all of the Working Interest Owners' and Operator's right, title and interest in and to the Double A Leases, together with a like interest in all contracts and other agreements applicable to said Leases insofar as they cover such lands.

         "Double A Leases" shall mean the oil, gas and mineral leases described in Exhibit "E", insofar as such Leases cover the lands described in Exhibit "E".

         "Easements"  shall  mean  all  easements,  rights-of-way,   servitudes,
permits, licenses, franchises and other estates or similar rights and privileges to the extent related to or used in connection with the Producing Leases.

         "Escobeda Title Matter" shall mean the alleged overlapping of the Bartolo Escobeda League, A-30 with the Thomas Colville League, A-16, the Andrew Wyllie One-Quarter League, A-84 and the Cyrus Thompson One-Quarter League, A-563, Polk County, Texas.

     "Effective Time" shall mean 7:00 a.m. Central Standard Time on January 1, 1996.

         "Environmental Assessment" is defined in Section 4.7(a).

         "Environmental Consultant" is defined in Section 4.7(a).

         "Environmental Deductible Balance" shall mean the amount, if any, by which $250,000 exceeds the Aggregate Environmental Defect Value of all Disqualifying Environmental Conditions on Producing Properties not treated as Excluded Assets pursuant to Section 4.9(a)(i).

         "Environmental Defect Notice" is defined in Section 4.8(a).

         "Environmental Defect Value" means the net present value (determined based on a 10% discount rate compounded annually) of the cost to correct in the most cost effective manner reasonably available any Disqualifying Environmental Condition established pursuant to Section 4.8.

         "Environmental Laws" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now in effect, promulgated, or amended, of any Governmental Authority, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Regulated Substances into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

         "Environmental Matters" is defined in Section 12.2(a).

         "Equipment" shall mean all personal property, wells, equipment, materials, fixtures and improvements located on and used in connection with the Producing Leases or the production, treatment, sale, or disposal of hydrocarbons or waste produced therefrom or attributable thereto.

         "ERISA" is defined in Section 5.3(m).

         "Excluded Assets" shall mean the following: (a) any and all corporate, financial, tax, interpretative geological, interpretative geophysical and legal records of Seller, (b) any and all financial, tax, interpretative geological, interpretative geophysical and legal records of Operator, except those that relate to the Subject Assets, (c) any and all geophysical data of Seller or of Operator, except for Operator's interest in certain geophysical data described in Section 7.4, (d) any and all refunds of costs, taxes or expenses borne by Seller or Operator attributable to the period prior to the Effective Time, (e) any and all proceeds from the settlements of contract disputes with purchasers of oil, gas or other hydrocarbons from the Producing Leases, including without limitation settlements of take-or-pay disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time, (f) any and all fee, mineral, royalty, overriding royalty, and other similar interests owned by Seller or Operator; (g) any and all interests in the Livingston gas processing plant, (h) any and all interests in the Camp Ruby gas gathering system including all pipelines, rights of way, easements and road use agreements used in connection with gathering gas from the Subject Assets, (i) an undivided 50% of Seller's and Operator's right, title and interest in and to the Black Stone Champion International C No. 1, Black Stone - Carter E No. 11, and Black Stone - Alabama Coushatta No. 6 Lease Units (as designated on Exhibit A), insofar as such right, title and interest are attributable to depths above 4,000 feet, (j) subject to the provisions of Section 14.18, the Champion C-2 Assets, (k) any interest in the Subject Assets which becomes an Excluded Asset pursuant to Sections 4.9 or 13.3, and (l) any and all assets (real or personal) related to the foregoing items (a) through (k) including any and all rights to use the Easements insofar as they are useful in connection therewith or with the leases described in Exhibits B, C and D.

     "Excluded Capital Costs" shall mean all capital costs incurred to drill, complete, and equip to the point of delivery the Champion International C No. 1, Carter E No. 11, Alabama Coushatta No. 5 and Alabama Coushatta No. 6 wells.

         "Existing Encumbrances" is defined in Section 4.5.

         "Final Settlement Date" is defined in Section 10.6(a).

         "Final Statement" is defined in Section 10.6(b).





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



         "Financial Statements" is defined in Section 5.3(d).

     "GAAP" shall mean generally accepted accounting principles consistently applied.

         "Governmental Authority" shall mean the United States, the states, the counties, the cities, or any other political subdivisions in which the Subject Assets are located, and any other political subdivision, agency or instrumentality (including the Texas Natural Resource Conservation Commission and the Texas Railroad Commission) exercising jurisdiction over Seller, Operator, the Subject Assets, or the operation of the Subject Assets.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hydrocarbons" is defined in Section 4.5(b).

         "Indemnified Party" is defined in Section 12.2(g).

         "Indemnifying Party" is defined in Section 12.2(g).

         "Information" is defined in Section 4.7(d).

         "Intellectual Property" is defined in Section 5.3(k).

         "Losses" is defined in Section 12.2(d).

     "Lease Unit" shall mean, for each well comprising the Subject Assets, the corresponding lease unit described in Exhibit A; provided, that the Lease Unit for the Alabama Coushatta No. 7 well shall be the same as for the Alabama Coushatta No. 4 well, and the Lease Unit for the Alabama Coushatta No. 8 well shall be the same as for the Alabama Coushatta No. 6 well.

         "Net Revenue Interest" is defined in Section 4.2(a).

         "North Double A Portion/Camden Tram Interest" shall mean an undivided 30% of the Working Interest Owners' and Operator's right, title and interest as of the Effective Time in and to the North Double A Portion/Camden Tram Leases, insofar as such Leases cover the lands described in Exhibit "D", together with a like interest in all contracts and other agreements applicable to said Leases insofar as they cover such lands.

         "North Double A JOA" shall mean a joint operating agreement to be executed by Working Interest Owners, Buyer and Operator, as operator, covering the North Double A Area outlined on Exhibit H and in the substantially the form of the Camden Tram JOA.

         "North Double A Portion/Camden Tram Leases" shall mean the oil, gas and mineral leases described in Exhibit "D".

         "Notice of Disagreement" is defined in Section 10.6(a).

         "Notice Period" is defined in Section 12.2(g).

         "Operator" shall mean Black Stone Oil Company, a Texas corporation.

         "Operator Subject Assets" shall mean those Subject Assets owned by Operator only.

         "Producing Leases" shall mean the oil, gas and mineral leases described in Exhibit "A", insofar and only insofar as such leases cover the lands described in Exhibit "A".

         "Producing Properties" shall mean all of the right title and interest of the Sellers and Operator in and to the Producing Leases, Easements, Equipment, Contracts and Records.

         "Purchase Price" shall mean $71,500,000.

         "Purchase Price Adjustments" is defined in Section 10.4(e).

          "Purchased Subject Assets" shall mean the Subject Assets, other than the Operator Subject Assets.

          "Purchased Shares" shall mean all of the issued and outstanding shares of common stock, $.10 par value, of Operator owned by Selling Stockholders.

         "Records" shall mean all books, records, files, muniments of title, reports and similar documents and materials that relate to Operator or the Producing Properties, Easements, Equipment or Contracts except those that relate to the Excluded Assets.

          "Regulated Substances" shall mean: (i) any hazardous substance defined as such under Section 9601(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.9601, et. seq.; and (ii) any oil and gas exploration and production waste, hydrocarbon-contaminated soil or groundwater, or naturally occurring radioactive material ("NORM") in soil or equipment that is required to be remediated under applicable Environmental Laws at the time of discovery.

         "S Year" is defined in Section 7.7.

          "Seller" shall mean an individual Selling Stockholder or Working Interest Owner.

          "Sellers" shall mean all Selling Stockholders and Working Interest Owners.

         "Seller's Response" is defined in Section 4.4(a).

         "Selling  Stockholder"  shall mean an  individual  party  identified on
Schedule II attached hereto.

         "Selling Stockholder Indemnitees" is defined in Section 12.2(a).

         "Statement" is defined in Section 10.5.

         "Stockholder Indemnitors" is defined in Section 12.2(c).

         "Subject Assets" shall mean the following: (i) the Producing Properties, (ii) the Camden Tram Interest, the (iii) the Center Grove Interest,
(iv) the North Double A Portion/Camden Tram Interest, and (v) the Double A Interest, but shall not include any of the Excluded Assets.

         "Tax Losses" means any Losses arising from the breach of the representations, warranties and covenants contained in Sections 5.2(f), 5.3(j) and 7.7 or Taxes of Operator resulting from the creation and distribution of the stock of any subsidiary of Operator pursuant to Section 7.4(b).

         "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, severance, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto.

         "Title Benefit" shall mean that a Working Interest Owner or Operator owns a Net Revenue Interest in any Producing Property in excess of the interest shown in Schedule 2.3 for such Producing Property.

         "Title Consultant" is defined in Section 4.4(a).

         "Title Defect" is defined in Section 4.2.

         "Title Defect Notice" is defined in Section 4.3.

         "Title Examination Period" is defined in  Section 4.1.




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



         "Total Defect Adjustment" shall mean the aggregate of (i) the Aggregate Environmental Defect Value, (ii) the value of all Title Defects asserted in accordance with Article IV and (iii) the Allocated Value of all Producing Properties that have become Excluded Assets pursuant to Sections 4.9 or 13.3.

         "TRPA" is defined in Section 13.5.

         "Working Capital" shall mean all cash, accounts receivable, accounts payable and other items of working capital as determined pursuant to GAAP.

         "Working Interest" is defined in Section 4.2(a).

         "Working  Interest Owner" shall mean an individual  party identified on
Schedule I attached hereto.

         "Working Interest Owner Indemnitees" is defined in Section 12.2(a).

                                   ARTICLE II

                                Purchase and Sale

         Section 2.1 Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase from (i) the Selling Stockholders the Purchased Shares and (ii) the Working Interest Owners the Purchased Subject Assets, for the total Purchase Price as adjusted pursuant to the provisions of Article X, and (x) each Selling Stockholder, severally and not jointly, agrees to sell to Buyer the number of Purchased Shares indicated on Schedule II, and (y) each Working Interest Owner, severally and not jointly, agrees to sell to Buyer the Purchased Subject Assets owned by such Working Interest Owner as indicated on Schedule I, all for the aggregate payment to the Sellers equal to the Purchase Price as adjusted as provided in Article X.

         Section 2.2 Purchase Price. The total consideration for the sale and transfer of the Purchased Subject Assets and the Purchased Shares to Buyer shall be Buyer's payment to Sellers of the Purchase Price, as adjusted pursuant to the provisions of Article X. The Adjusted Purchase Price shall be paid by Buyer to Sellers at Closing by means of a completed Federal Funds transfer to the account of BSHP designated by BSHP to Buyer in writing at least two days prior to the Closing Date for the further account of Sellers.

         Section 2.3 Allocated Values. Attached hereto as Schedule 2.3 is a schedule which shows the following items (the "Allocated Values"): (i) the portion of the Purchase Price allocated to the Purchased Shares and the Purchased Subject Assets, (ii) an allocation of the portion of the Purchase Price for the Purchased Subject Assets among the properties which comprise the Purchased Subject Assets and each Working Interest Owner's interests therein and (iii) an allocation of the Purchase Price for the Purchased Shares among the properties which comprise the Operator Subject Assets. Each Seller and Buyer agree that the Allocated Values shall be used to compute any adjustments to the Purchase Price pursuant to the provisions of this Agreement, but shall not be required to use such Allocated Values for any other purpose.

                                   ARTICLE III

                                 Effective Time

         Section 3.1         Revenues and Expenses.

         (a) If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Purchased Subject Assets shall be transferred from each Working Interest Owner to Buyer at the Closing Date but effective as of the Effective Time. Subject to the other provisions of this Agreement, each Working Interest Owner shall (i) be entitled to all revenues (and related accounts receivable) attributable to the Purchased Subject Assets owned by such Working Interest Owner (including, without limitation, the right to all production, proceeds of production and other proceeds), and (ii) responsible for the payment of all expenses (and related accounts payable) attributable to the Purchased Subject Assets owned by such Working Interest Owner in each case to the extent the same relate to the period of time prior to the Effective Time. Subject to the other provisions of this Agreement, Buyer shall be entitled to all revenues (and related accounts receivable) attributable to the Purchased Subject Assets (including, without limitation, the right to all production, proceeds of production and other proceeds), and shall be responsible for the payment of all expenses (and related accounts payable) attributable to the Purchased Subject Assets, in each case to the extent the same relate to the period of time from and after the Effective Time.

         (b) If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Purchased Shares shall be transferred from the Selling Stockholders to Buyer as of the Closing Date, but the Purchase Price of the Purchased Shares shall be adjusted as provided in Article X.

                                   ARTICLE IV

                         Title and Environmental Matters

         Section 4.1 Title Examination Period. Following the execution date of this Agreement until 5:00 p.m., local time in Houston, Texas on April 12, 1996 (the "Title Examination Period"), each Working Interest Owner and Operator shall permit Buyer and its representatives and agents to examine, at all reasonable times in Operator's offices, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements pertaining to the Subject Assets insofar as same may now be in existence and in the possession of Working Interest Owner or Operator.

         Section 4.2 Title Defects. The term "Title Defect", as used in this Agreement, shall mean (i) any encumbrance, reversion, encroachment, irregularity, defect in or objection to the title of any Working Interest Owner to the interest in any Producing Property set forth opposite such Working Interest Owner's name on Schedule 2.3 or to the title of Operator to the interest in any Producing Property set forth opposite its name on Schedule 2.3 which causes such title, as of the Closing Date, to be less than Defensible Title, and (ii) any failure of any Selling Stockholder to own as of the Closing Date the Purchased Shares set forth opposite such Selling Stockholder's name on
Schedule II free and clear of all liens, pledges, security interests and other similar encumbrances. For purposes of this Agreement, the term "Defensible Title" means that, subject to and except for the Existing Encumbrances:

         (a) Each Working Interest Owner and Operator by virtue of its interest in the Producing Properties is (i) entitled to receive not less than the percentage set forth in Schedule 2.3 hereto as the "Net Revenue Interest" of all Hydrocarbons produced, saved and marketed from the Lease Unit for each well listed on Schedule 2.3 without reduction, suspension or termination of such interest throughout the productive life of such well, except as specifically set forth in Schedule 2.3, and (ii) obligated to bear the percentage of the costs and expenses relating to the maintenance, development and operation of the Lease Unit for each well not greater than the "Working Interest" shown in Schedule 2.3, without increase throughout the productive life of such well, except as specifically set forth in Schedule 2.3; and

         (b) The title of each Working Interest Owner and Operator is free and clear of all liens, pledges, security interests, and other similar encumbrances.

         Section 4.3 Notice of Title Defects. If Buyer discovers any Title Defect, Buyer shall notify BSHP of such alleged Title Defect setting forth a summary of the alleged Title Defect, the asserted value thereof determined by Buyer in accordance with the terms of this Agreement, and including copies of relevant portions of any title opinions or other title information on which the alleged Title Defect is based (a "Title Defect Notice"). Each Title Defect Notice shall be delivered by Buyer to BSHP as soon as practicable after the alleged Title Defect is discovered, but in no event later than 12:00 noon on April 12, 1996 ; provided that Buyer shall notify BSHP on or before 12:00 noon on March 1, 1996 of any alleged Title Defect directly related to the Escobeda Title Matter. Any matters that may otherwise constitute Title Defects but that are not specifically raised in a Title Defect Notice delivered prior to 12:00 noon on April 12, 1996 shall be deemed to have been waived by Buyer, except to the extent that any Title Defect constitutes a breach of the special warranty of title contained in the Assignment delivered by Working Interest Owners at Closing and the warranty of title made by Operator pursuant to Section 5.3(e)(vii). Notwithstanding the foregoing, any title defect or irregularity directly related to the Escobeda Title Matter that is not specifically raised in a Title Defect Notice delivered by Buyer to BSHP on or before 12:00 noon on March 1, 1996 shall be deemed waived by Buyer. Operator or any Working Interest Owner shall have the option, but not the obligation, to attempt to cure any Title Defect.

         Section 4.4         Determination of and Remedies for Title Defects.

         (a) Determination of Title Defects and Defect Values. Not later than 12:00 noon on April 26, 1996, BSHP shall notify Buyer whether it agrees with Buyer's claimed Title Defects and/or the proposed defect values therefor ("Seller's Response"). If BSHP does not agree with any claimed Title Defect and/or proposed defect value therefor, then the parties shall enter into good faith negotiations and shall attempt to agree on such matters. The parties hereby agree that there is no defect value with respect to Title Defects on Subject Assets other than the Producing Properties. If the parties cannot reach agreement concerning either the existence of a Title Defect or a defect value within ten (10) days after Buyer's receipt of Seller's Response, upon either party's request, the parties shall mutually agree on and employ an attorney experienced in title examination ("Title Consultant") to resolve all points of disagreement relating to Title Defects and defect values; provided, however, that if at any time any Title Consultant so chosen fails or refuses to perform hereunder, a new Title Consultant shall be chosen by the parties. The cost of any such Title Consultant shall be borne 50% by Sellers and 50% by Buyer. Each party shall present a written statement of its position on the Title Defect and/or defect value in question to the Title Consultant within five (5) days after the Title Consultant is selected, and the Title Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten (10) business days of receipt of such position statements. The determination by the Title Consultant shall be conclusive and binding on the parties, and shall be enforceable against any party in any court of competent jurisdiction. If necessary, the Closing Date shall be deferred until the Title Consultant has made a determination of the disputed issues, and all subsequent dates and required activities having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless each Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than thirty (30) days beyond the original Closing Date.

         (b) Remedies for Title Defect. With respect to any Title Defect that a Seller elects not to cure or that a Seller fails to cure at or prior to the Closing, such Seller and Buyer shall reduce the Purchase Price by the agreed upon defect value of such Title Defect, taking into consideration the Allocated Value of the Producing Property subject to such Title Defect, the portion of such Producing Property subject to such Title Defect and the legal effect of such Title Defect on the Producing Property affected thereby; provided, however, that if such Title Defect is the result of a discovery by Buyer that Working Interest Owner or Operator owned, as of the Effective Time, a Net Revenue Interest in a Producing Property that is less than the Net Revenue Interest set forth on
Schedule 2.3, then Buyer and Seller agree that the proportion of reduction to the Purchase Price shall be equal to the product of the Allocated Value of such Producing Property and the percentage reduction in such Net Revenue Interest as a result of such Title Defect, and provided, further, that if the defect value has been determined in accordance with Section 4.4(a), the Title Consultant's determination will control. Notwithstanding anything to the contrary contained herein, there shall be no reduction to the Purchase Price for Title Defects with respect to any well on a Lease Unit pursuant to the terms of Section 4.4(b) unless and until, and then only to the extent that, the aggregate value of all adjustments for Title Defects with respect to such well on a Lease Unit, on well-by-well basis, exceeds one-half of one percent (1/2%) of the Allocated Value of such well on such Lease Unit.

         Section 4.5 Special Warranty of Title. The documents to be executed and delivered by each Working Interest Owner to Buyer, transferring title to the Purchased Subject Assets as required hereby, including the Assignment and Bill of Sale attached hereto as Exhibit "E" (the "Assignment"), shall be subject to the Existing Encumbrances and without warranty of title of any kind whatsoever, express, implied or statutory, except for matters arising by, through or under Working Interest Owner. The term "Existing Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Subject Assets:

          (a) the contracts, agreements, instruments and other matters set forth in Exhibit A;

         (b) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the Subject Assets or for the purpose of developing, producing or processing oil, gas or other hydrocarbons (collectively, "Hydrocarbons") therefrom or therein, and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens or charges for liquidated amounts arising in the ordinary course of business (x) that are not delinquent or that will be paid and discharged by a Seller at or before Closing, (y) which Buyer has agreed to assume or pay pursuant to the terms hereof, or (z) if delinquent, that are being contested in good faith by appropriate action, of which Buyer will be notified in writing before Closing;

         (c) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which a Seller has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

         (d) any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of the agreements, instruments and documents of record or contained in the Records that create or reserve to Working Interest Owner or Operator its interests in the Subject Assets;

         (e) any obligations or duties affecting the Subject Assets to any municipality or public authority with respect to any franchise, grant, license or permit of record or contained in the Records, and all applicable laws, rules, regulations and orders of any Governmental Authority;

         (f) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like of record or contained in the Records, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way of record or contained in the Records, on, over or in respect of property owned or leased by Working Interest Owner or Operator or over which Working Interest Owner or Operator owns rights-of-way, easements, permits or licenses which do not operate to interfere materially with operations as currently conducted on the Subject Assets;

         (g) all lessors' royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time that do not operate to reduce the Net Revenue Interests of Working Interest Owner or Operator or increase the Working Interests of Working Interest Owner or Operator without a corresponding increase in the Net Revenue Interests;

         (h) preferential rights to purchase or similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

         (i) required third party consents to assignments or similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

         (j) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

         (k) production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements to the extent the same are ordinary and customary to the oil, gas, sulphur and other mineral exploration, development, processing or extraction business which are of record or contained in the Records;

          (l) record title to Purchased Subject Assets of any Working Interest Owner being held in the name of Operator; or

          (m) defects or irregularities affecting the Subject Assets that individually or in the aggregate do not materially interfere with the ownership or operation of the Subject Assets or impair the value of the Subject Assets.

         Section 4.6 Remedies for Title Benefits. The Purchase Price shall be increased pursuant to Sections 10.4(a)(iii) and 10.4(d) with respect to all Title Benefits, in an amount equal to the value of any Title Benefit. Buyer and Working Interest Owners agree that the value of any Title Benefit shall be equal to the product of the Allocated Value of the affected Lease Unit and the percentage increase in such Net Revenue Interest as a result of such Title Benefit; provided, however, that Buyer shall have no duty or obligation to advise a Seller of any higher Net Revenue Interest discovered in Buyer's due diligence or otherwise coming to Buyer's attention, except where Buyer is claiming a Title Defect based upon an increase in Working Interest, and in such case Buyer shall disclose the existence of any corresponding increase in Net Revenue Interest.

         Section 4.7         Environmental Procedure.

         (a) Each Working Interest Owner and Operator consent to the performance of, and Buyer shall cause to be performed on or before April 12, 1996, an environmental assessment ("Environmental Assessment") on all or a part of the Producing Properties and agree to allow Buyer or Sound Environmental, Inc. or other environmental consultant or technical representatives that have been approved by BSHP (which approval shall not be unreasonably withheld) (the "Environmental Consultant") to have access to the Producing Properties for this purpose at any reasonable time or times prior to April 12, 1996 (the "Assessment Period").

         (b) The scope of work for the Environmental Assessment shall be mutually agreed upon by Buyer and BSHP and the agreement of BSHP will not be unreasonably withheld.

         (c) Buyer shall bear all costs associated with the Environmental Assessment. Working Interest Owner and Operator understand and acknowledge that the Environmental Assessment may involve subsurface testing of soil, groundwater, and any surface water at the Producing Properties and may involve soil borings and the collection of groundwater samples by hydropunch, geoprobe, or similar means, but Buyer shall not install groundwater monitoring wells without the prior consent of BSHP, which consent shall not be unreasonably withheld. Buyer shall be responsible for disposing of any soil cuttings or other waste generated by this testing and shall restore the Producing Properties at the end of the Assessment Period to its condition prior to the performance of the Environmental Assessment. Buyer agrees to indemnify and hold each Working Interest Owner and Operator harmless from any liability arising from the acts or omissions of Buyer, its representatives or the Environmental Consultant during the performance of the Environmental Assessment WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY WORKING INTEREST OWNER INDEMNITEE OR OPERATOR, but in no event for the gross negligence or willful misconduct of any Working Interest Owner Indemnitee or Operator. No invasive testing or excavation other than soil borings, the installation of groundwater wells, and grab samples of surface soil, surface water, or sediment approved by BSHP pursuant to Section 4.7(b) shall be undertaken without the prior consent of BSHP.

         (d) Unless otherwise required by law, Buyer agrees to treat confidentially all reports prepared for Buyer by its Environmental Consultant in connection with the performance of the Environmental Assessment, and the information contained in such reports (collectively, referred to herein as the "Information"). The Information may only be used by Buyer or Sellers in connection with the transactions contemplated by this Agreement. In the event that Buyer or its representatives become legally compelled to disclose any of the Information, Buyer shall provide Working Interest Owner and Operator with prompt notice prior to any such disclosure so that Working Interest Owner or Operator, if it disagrees with this obligation to disclose, may seek a protective order or other appropriate remedy and/or waive compliance with any applicable provisions of this Section 4.7(d).

         (e) Buyer shall make the Information available to Working Interest Owner and Operator and provide Working Interest Owner and Operator copies of the Information without charge.

         (f) Working Interest Owner and Operator shall have the right to have a representative or representatives accompany the Environmental Consultant at all times during the Environmental Assessment and Buyer agrees to give Working Interest Owner and Operator verbal notice not more than 72 hours and not less than 48 hours before any visits by the Environmental Consultant to the Producing Properties. Buyer agrees to take and provide to Operator identical split samples of all sampling done on the Producing Properties.

          Section 4.8 Determination of Disqualifying Environmental Condition.

          (a) Notice of Environmental Defects. To establish the existence of a Disqualifying Environmental Condition on a Subject Asset, Buyer shall deliver to BSHP a notice (an "Environmental Defect Notice") as soon as practicable after discovery of such Disqualifying Environmental Condition and in any event prior to 12:00 noon on April 12, 1996 asserting the existence of a Disqualifying Environmental Condition and including (i) the Environmental Assessment which must contain a conclusion that a Disqualifying Environmental Condition exists, and which conclusion must be reasonably substantiated by the results of the investigation conducted by the Environmental Consultant and (ii) a bid from the Environmental Consultant and another qualified environmental consulting firm for the correction of the Disqualifying Environmental Condition in the most cost effective manner reasonably available. As a minimum standard for acceptance by Working Interest Owner and Operator, such Environmental Assessment must reflect that the Environmental Consultant performed sufficient invasive testing and analytical work to delineate reasonably the nature and extent of the Disqualifying Environmental Condition and is further required to contain a site plan showing the location of all sampling events, boring logs and other field notes describing the sampling methods utilized and the field conditions observed, chain-of- custody documentation, laboratory reports, and copies of two bids for corrective work.

         (b) Seller's Reply to Defect Notice. On or before 12:00 noon on April 26, 1996, the affected Working Interest Owner and/or Operator shall provide Buyer with written notice as to whether it acknowledges the existence of each Disqualifying Environmental Condition asserted by Buyer in an Environmental Defect Notice delivered pursuant to the terms hereof. If such Working Interest Owner or Operator does not provide Buyer on or before said time with a written notice that Working Interest Owner or Operator rejects the conclusion in the Environmental Assessment as to the existence of a Disqualifying Environmental Condition, such Working Interest Owner or Operator shall be deemed to have acknowledged the existence of a Disqualifying Environmental Condition.

         (c) Buyer's Rights of Acceptance or Appeal. If a Working Interest Owner or Operator timely rejects the conclusions in the Environmental Assessment, then Buyer shall have five (5) days after the receipt of this rejection to appeal the rejection by providing such Working Interest Owner or Operator within this five day period with a written notice of its appeal. If Buyer does not timely and properly appeal within this time period, Buyer shall be deemed to have acknowledged that no Disqualifying Environmental Condition exists. If Buyer accepts or is deemed to accept that no Disqualifying Environmental Condition exists, then the parties will proceed to Closing. If Buyer timely appeals, then, at the sole cost of the unsuccessful party in the appeal process, Buyer and such Working Interest Owner or Operator shall each select a consulting firm and then the two consulting firms shall mutually agree upon a third firm. The third firm shall make a determination whether the conclusion in the Environmental Assessment that a Disqualifying Environmental Condition exists is correct and is supported by an investigation conducted in accordance with industry-accepted standards. The determination of the third consulting firm shall be final and binding upon Buyer and a Working Interest Owner or Operator as to the existence of a Disqualifying Environmental Condition. The third consulting firm shall also estimate the cost of correcting the Disqualifying Environmental Condition in the most cost effective manner reasonably available. Buyer and the applicable Working Interest Owner or Operator shall reasonably cooperate in the appeal process which shall be completed within thirty (30) days after Buyer gives Working Interest Owner or Operator written notice of its appeal. If any party fails to cooperate in the appeal process or the two appointed consultants cannot agree upon a third consultant, then either party may petition the United States District Judge for the Southern District of Texas then senior in service to designate a qualified and experienced consulting firm.

          Section 4.9 Remedies for a Disqualifying Environmental Condition.

          (a)  With  respect  to  all  Disqualifying   Environmental  Conditions
established pursuant to Section 4.8, the following provisions shall apply.

                  (i) If the Environmental Defect Value of all Disqualifying Environmental Conditions associated with a Producing Property exceeds the Allocated Value of such Producing Property, Buyer may elect to exclude such Producing Property from this transaction and treat such Producing Property as an Excluded Asset in which event the Purchase Price shall be adjusted downward by the Allocated Value of such Producing Property.

                  (ii) If the Environmental Defect Value of all Disqualifying Environmental Conditions associated with a Producing Property exceeds 30% of the Allocated Value of such Producing Property, Working Interest Owner or Operator may elect to exclude such Producing Property from this transaction and treat such Producing Property as an Excluded Asset in which event the Purchase Price shall be adjusted downward by the Allocated Value of such Producing Property.

                  (iii) If the Aggregate Environmental Defect Value of all Disqualifying Environmental Conditions on Producing Properties not treated as Excluded Assets pursuant to Section 4.9(a)(i) and (ii) does not exceed $250,000, Buyer alone shall pay and be responsible for the costs of correcting such Disqualifying Environmental Conditions.

                  (iv) If the Aggregate Environmental Defect Value of all Disqualifying Environmental Conditions on Producing Properties not treated as Excluded Assets pursuant to Section 4.9(a)(i) and (ii) exceeds $250,000, Buyer shall pay and be responsible for the first $250,000 of the Aggregate Environmental Defect Value and Working Interest Owner and

Operator shall pay and be responsible for the balance of such amount (but such payments shall not be included as a part of the Closing Working Capital).

          (b) Operator shall have the right, but not the obligation, on behalf of itself and any affected Working Interest Owner to cure any Disqualifying Environmental Condition prior to Closing. The Environmental Defect Value of any Disqualifying Environmental Condition cured by Operator in accordance with
Section 4.10 prior to Closing shall be applied against the amount for which Working Interest Owner and Operator are responsible under Section 4.9(a)(iv).

         (c) If the Operator does not correct any Disqualifying Environmental Defect prior to the Closing, then Buyer shall proceed with due diligence in accordance with industry accepted practices after the Closing to correct any Disqualifying Environmental Conditions in accordance with Section 4.10 for which it is responsible under Sections 4.9(a)(iii) and (iv). At the Closing, the Purchase Price shall be adjusted downward by the amount of the Environmental Defect Value for which Working Interest Owner and Operator are responsible under
Section 4.9(a)(iii), less any credit to which they are entitled under 4.9(b).

         Section 4.10 Correction of a Disqualifying Environmental Condition. To correct a Disqualifying Environmental Condition involving a violation of Environmental Laws, the party responsible for correcting the Disqualifying Environmental Condition under the provisions of Sections 4.9(b) and (c) shall cure the violation and provide reasonable evidence to the other party substantiating that the violation has been cured. To correct a Disqualifying Environmental Condition involving Regulated Substances, the responsible party shall perform the type of remediation that a prudent operator would perform and shall provide the other party with written assurance from the appropriate Governmental Authority that no further action is required in connection with the Regulated Substances, or if no such written assurance is customarily obtained under normal procedures observed by prudent operators, a certification from a qualified consultant that the appropriate remediation has been performed and that no further response is required under applicable Environmental Laws.


                                    ARTICLE V

             Representations and Warranties of Sellers and Operator

         Section 5.1 Representations and Warranties of Working Interest Owners. Each Working Interest Owner (severally and not jointly) represents and warrants with respect to itself only and its interest in the Purchased Subject Assets on the date hereof and on the Closing Date as follows:

          (a) Existence. If Working Interest Owner is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation. If Working Interest Owner is a partnership, it is duly organized and validly existing under the laws of the state of its formation. Working Interest Owner has full legal power, right and authority to own, lease and operate its properties and to carry on its business as such is now being conducted and as contemplated to be conducted.

         (b) Legal Power. Working Interest Owner has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby and, in the case of any Working Interest Owner who is an individual, no joinder by or consent of Working Interest Owner's spouse is required hereunder. The execution and delivery of this Agreement and the documents contemplated hereby, and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

          (i) any provision of Working Interest Owner's articles or certificate of incorporation, by-laws or partnership agreement, as applicable; or

          (ii) any judgment, order, ruling or decree applicable to Working Interest Owner or the Purchased Subject Assets or any law, rule or regulation applicable to Working Interest Owner or the Purchased Subject Assets.

          (c) Execution. The execution and delivery of this Agreement and the other documents contemplated hereby and the performance by Working Interest Owner of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate or partnership action, as applicable, on the part of each Working Interest Owner that is a corporation or partnership. This Agreement constitutes the legal, valid and binding obligation of Working Interest Owner, enforceable in accordance with its terms, except that
(i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.


         (d) Brokers. No broker or finder has acted for or on behalf of Working Interest Owner in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Working Interest Owner for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

          (e) Bankruptcy. There are no bankruptcy, reorganization, arrangement or similar proceedings pending, or, to the knowledge of Working Interest Owner, threatened against Working Interest Owner.

          (f) Suits. Except for Black Stone Oil Company v. C.C. Lilley, Inc., there is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to the knowledge of Working Interest Owner, threatened against Working Interest Owner or the Purchased Subject Assets which, if decided adversely to the interest of Working Interest Owner, would reasonably be expected to have a material adverse affect on the use or value of the Purchased Subject Assets.

          (g) No Defaults. Working Interest Owner has no knowledge of any default with respect to the Producing Properties that has not been remedied or waived and that would have a material adverse effect, and to the best of BSHP's knowledge, the Producing Properties are being held, developed, operated and produced substantially in compliance with the terms and conditions of the Contracts and all other applicable agreements.

          (h) Royalties. All rentals, royalties and other payments due with respect to the Producing Properties have been properly and timely paid, except those amounts in suspense, and, to the best of Working Interest Owner's knowledge, all conditions necessary to keep the Producing Properties in effect have been duly performed.

          (i) Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Purchased Subject Assets or the production of Hydrocarbons or the receipt of proceeds therefrom on the Purchased Subject Assets that have become due and payable have been properly and timely paid.

          (j) Non-Resident Status. Working Interest Owner is not a nonresident alien of the United States.

          (k) Investment. Prior to entering into this Agreement, Working Interest Owner was advised by and relied on its own legal, tax and other professional counsel concerning this Agreement, the Purchased Subject Assets and the value thereof. Working Interest Owner acknowledges that Buyer is entering into other purchase agreements with other owners of interests in certain of the properties which are covered by this Agreement, and that the terms and conditions of such agreements may differ from those contained herein and from those contained among the various other agreements.

          (l) Laws and Regulations. Except as set forth on Schedule 5.1(l), to the best of Working Interest Owner's knowledge, the Producing Properties have been and currently are being operated in compliance, with all laws, regulations and orders of all Governmental Authorities, except where the failure to so comply would not have a material adverse affect on the business operations, financial condition, or results of operations of Working Interest Owner or of the Producing Properties.

          (m)  Prepayments  and Gas Balancing.  To the best of Working  Interest
Owner's knowledge, it is receiving on a current basis the payments required under gas contracts or other contractual arrangements for the delivery, transportation or sale of natural gas from the Producing Properties. Working Interest Owner is not obligated under any prepayment arrangement, "take-or-pay" contract, production payment agreement, well head or plant balancing agreement or other arrangement to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor, and as of the Effective Time there are no material "pipeline" or other imbalances with respect to any contract or agreement which would require settlement by cash from Working Interest Owner sometime in the future.

          (n) Calls on Production. Except as provided in the Contracts listed in Exhibit A and lessors' rights to take production in kind, no person has any call upon, option to purchase, right of refusal or similar unexecuted right with respect to the purchase of Working Interest Owner's portion of Hydrocarbon production from the Producing Properties.

          (o) Wells and Units. To the best of Working Interest Owner's knowledge, every well comprising a part of the Producing Properties has been drilled and completed within the applicable lease or within the limits otherwise permitted by contract, pooling or unit agreement and by law. To the best of Working Interest Owner's knowledge, no well comprising a part of the Producing Properties is subject to penalties on allowables because of any overproduction permitted by applicable laws, rules, regulations or permits, orders or decrees of any Governmental Authority, which would prevent such well from being entitled to its full, legal and regular allowable, from and after the Effective Time.

          (p)  Consents.  Except as provided  in the  instruments  described  on
Schedule 5.1(p), no consent, authorization or approval of any third party is required under any material agreement to which Working Interest Owner is a party or to which its interest in the Subject Assets is bound for the execution and delivery of this Agreement by Working Interest Owner or the performance of its obligations hereunder.

          (q) Governmental Approvals. Neither the execution and delivery of this Agreement by Working Interest Owner nor the performance by Working Interest Owner of its obligations hereunder will require any consent, authorization or approval of, or waiver or exemption by, or filing with or notice to, any governmental agency, instrumentality or authority under any provision of law applicable to Working Interest Owner, except for (i) applicable filings under the HSR Act, (ii) those required under the instruments described in Schedule 5.1(p) and (iii) those that are customarily obtained after the Closing.

         (r) Accuracy of Information Furnished. To the best of Working Interest Owner's knowledge, all Contracts with respect to the Producing Properties can be found either of record in Polk County, Texas or in, or referenced in, Operator's or BSHP's files. To the best of Working Interest Owner's knowledge, all Contracts located in Operator's or BSHP's files are true, accurate and complete copies.

         Section 5.2 Representations and Warranties of Selling Stockholders. Each Selling Stockholder represents and warrants with respect to itself and its Purchased Shares on the date hereof and on the Closing Date as follows:

         (a) Legal Power. Selling Stockholder has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby and, to the extent such Selling Stockholder's spouse does not execute this Agreement, no joinder by or consent of Selling Stockholder's spouse is required hereunder.

         (b) Valid and Binding Agreement. This Agreement constitutes the valid and binding agreement of Selling Stockholder, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive relief and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

         (c) Title to Purchased Shares. Selling Stockholder (i) owns of record and beneficially, and has good and marketable title to the number of Purchased Shares set forth opposite his name on Schedule II, free and clear of any and all liens, security interests, encumbrances, charges, adverse claims, options, rights, contracts, calls or commitments of any character whatsoever, and (ii) has the right to vote such shares on any matters as to which any shares of common stock of Operator are entitled to vote under the laws of the State of Texas and Operator's articles of incorporation and bylaws, free of any right in any other person.

         (d) No Conflicts. To the best of Selling Stockholder's knowledge, the execution and delivery of this Agreement by Selling Stockholder does not, and the performance of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default under, any agreement or instrument to which Selling Stockholder is a party or by which Selling Stockholder is bound, or any judgment, decree or order applicable to Selling Stockholder which would have a material adverse effect on Selling Stockholder or its Purchased Shares.

         (e) Approvals. To the best of Selling Stockholder's knowledge, except for filings under the HSR Act, neither the execution and delivery of this Agreement by Selling Stockholder nor the performance by Selling Stockholder of its obligations hereunder will require any consent, authorization or approval of, or waiver or exemption by, or filing with or notice to, any governmental agency, instrumentality or authority under any provision of law applicable to Selling Stockholder or other third party.

         (f) S Corporation Status. Selling Stockholder is not a nonresident alien of the United States and Selling Stockholder is either an individual or a "qualified subchapter S trust" within the meaning of sections 1361(c)(2) and 1361(d) of the Code.

         (g) Brokers. No broker or finder has acted for or on behalf of Selling Stockholder in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Selling Stockholder for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

         (h) Investment. Prior to entering into this Agreement, Selling Stockholder was advised by and relied on its own legal, tax and other professional counsel concerning this Agreement, the Subject Assets and the value thereof. Selling Stockholder acknowledges that Buyer is entering into other purchase agreements with other owners of interests in certain of the properties which are covered by this Agreement, and that the terms and conditions of such agreements may differ from those contained herein and from those contained among the various other agreements.

         Section 5.3 Representations and Warranties of Operator. Operator represents and warrants on the date hereof and (except as expressly provided herein) on the Closing Date as follows:

         (a) Existence and Good Standing; Power and Authority. Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Operator does not have any subsidiaries. Operator is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on its business, prospects, financial condition or results of operations. Operator is qualified or licensed to transact business as a foreign corporation in Texas and Louisiana.

         (b) Due Authorization; Enforceability. Operator has full corporate power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Operator and the consummation by Operator of the transactions contemplated hereby have been duly authorized by Operator and no other corporate action on the part of Operator is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Operator and constitutes the legal, valid and binding obligation of Operator, enforceable in accordance with its terms, except that
(i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

         (c) Capital Stock. Operator's authorized capital stock consists of 1,000,000 shares of common stock, $.10 par value, of which 68,440 shares are issued and outstanding. All of the Purchased Shares, which constitute all of the issued and outstanding shares of capital stock of Operator, have been validly issued and fully paid and are nonassessable and no holder thereof is entitled to any preemptive rights. There are no outstanding conversion or exchange rights, subscriptions, options, warrants, or other arrangements or commitments obligating Operator to issue any shares of capital stock or any other securities. Other than the articles of incorporation and bylaws, there are no agreements or instruments among, or otherwise governing the relations of, the shareholders of Operator.

         (d) Financial Statements. Set forth on Schedule 5.3(d) is a true and complete copy of the compiled balance sheet of Operator at December 31, 1994 and the related income statement and statement of retained earnings for the period then ended and the unaudited balance sheet at October 31, 1995 and the related income statement and statement of retained earnings for the period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, and present fairly the financial condition of Operator at and as of such dates.

         (e)      Operator Subject Assets.

                  (i) No Defaults. Operator has no knowledge of any default with respect to any Producing Properties, the Contracts or any other material agreement, which has not been remedied or waived and which would have a material adverse effect on such Producing Properties, and to the best of Operator's knowledge, the Producing Properties are being held, developed, operated and produced substantially in compliance with the terms and conditions of the Contracts and all other applicable agreements.

                  (ii) Royalties. To the best of Operator's knowledge, all rentals, royalties and other payments due with respect to the Producing Properties have been properly and timely paid, except those amounts in suspense, and, all conditions necessary to keep the Producing Properties in effect have been duly performed.

                  (iii) Prepayments and Gas Balancing. Operator is receiving on a current basis the payments required under gas contracts or other contractual arrangements for the delivery, transportation or sale of natural gas from its interest in the Producing Properties. There are no "take-or-pay" prepayments for which an obligation exists to deliver gas after the Effective Time. Operator is not obligated under any material prepayment arrangement, "take-or-pay" contract, production payment agreement, well head or plant balancing agreement or other arrangement to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor, and as of the Effective Time there are no material "pipeline" or other imbalances with respect to any contract or agreement which would require settlement by cash from Operator at sometime in the future.

                  (iv) Calls on Production. Except as provided in the Contracts listed in Exhibit A and lessors' rights to take production in kind, no person has any call upon, option to purchase, right of refusal or similar unexecuted right with respect to the purchase of Hydrocarbon production from the Producing Properties.

                  (v) Wells and Units. To the best of Operator's knowledge, every well comprising a part of the Producing Properties has been drilled and completed within the applicable lease or within the limits otherwise permitted by contract, pooling or unit agreement and by law. To the best of Operator's knowledge, no well comprising a part of the Producing Properties is subject to penalties on allowables after the date hereof because of any overproduction permitted by applicable laws, rules, regulations or permits, orders or decrees of any governmental body or agency, which would prevent such well from being entitled to its full, legal and regular allowable, from and after the date hereof, as prescribed by any court or governmental body or agency.

                  (vi) Taxes. All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Operator Subject Assets or the production of Hydrocarbons or the receipt of proceeds therefrom on the Operator Subject Assets that have become due and payable have been properly and timely paid.

                  (vii) Title. At the Closing, Operator's interest in the Operator Subject Assets is free and clear of all claims, liens and encumbrances created by, through or under Operator, except for the Existing Encumbrances.

          (f) Non-Resident Status. Operator is not a nonresident alien of the United States.


          (g) Additional Contracts. Except with respect to the Excluded Assets, the Contracts listed on Exhibit A and those having a term of 90 days or less (or terminable on notice of 90 days or less), there are no material contracts, arrangements and commitments (whether oral or written) to which Operator is a party or by which any of Operator's assets or business are bound including, without limitation, contracts, arrangements or commitments which relate to (1) the sale, lease or other disposition by Operator of all or any substantial part of the business or assets of Operator (otherwise than in the ordinary course of business), (2) the purchase or lease by Operator of a substantial amount of assets (otherwise than in the ordinary course of business), (3) the supply by Operator of any customer's requirements for any oil, gas or other goods or services or the purchase by Operator of its requirements for any item or of a vendor's output of any item, in each case in which the aggregate annual payments to Operator by such customers or by Operator to such vendor exceed $25,000, (4) lending or advancing funds by Operator, (5) borrowing of funds or guarantying the borrowing of funds by any other person, whether under an indenture, note, loan agreement or otherwise, (6) any transaction or matter with any affiliate of Operator, (7) noncompetition or employment, or (8) any other matter which is material to the business, assets or operations of Operator (other than any Contracts) ("Additional Contracts").

          (h) No Violations. The execution and delivery of this Agreement by Operator and the consummation of the transactions contemplated hereby will not
(a) violate any provision of its articles of incorporation or bylaws or (b) violate any statute, rule, regulation, judgment, order or decree of any public body or authority by which Operator or its properties or assets are bound.

          (i) Litigation and Related Matters. Except for Black Stone Oil Company
v. C.C. Lilley, Inc., there are no actions, suits, proceedings or investigations pending against Operator or, to the knowledge of Operator, threatened against Operator, Operator's business or any property or rights of Operator, at law or in equity, before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). Operator is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the business, operations or assets of Operator or employees of Operator, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. There are no worker's compensation claims outstanding against Operator as of the date hereof.

         (j)      Taxes.

                  (i) Operator and the Selling Stockholders have made a valid election for Operator to be taxed under subchapter S of the Code, effective as of January 1, 1992. Such election has been and will continue to be in effect for Operator for all taxable years of Operator ending on or before the Closing Date.

                  (ii) Operator has filed all income tax returns or tax information returns required to be filed by it and all returns of other Taxes required to be filed by it and has paid or provided for all Taxes shown to be due by Operator on such returns except where the failure to file such returns or pay such Taxes would not have a material adverse effect on the Operator or its business. No action or proceeding for the assessment or collection of any Taxes is pending against Operator, no deficiency, assessment or other formal claim for any Taxes has been asserted or made against Operator that has not been fully paid or finally settled, and no issue, including the status of Operator as an S Corporation, has been formally raised by any taxing authority in connection with an audit or examination of any return of Taxes. No federal or state income tax or tax information returns of Operator have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes which Operator has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority except where the failure to file such returns or pay such Taxes would not have a material adverse effect on the Operator or its business. No federal income Taxes will be assessed on or after the Closing Date against Operator for any tax period ending on or prior to the Closing Date.

         (k) Patents, Trademarks. Except for geophysical and software licences, Operator does not own or use in the operation of its business any patents, patent licenses, software licenses, trade names, trademarks, service marks or copyrights (collectively, "Intellectual Property").

         (l) Compliance with Laws. Except as set forth on Schedule 5.1(l), to the best of Operator's knowledge, Operator (a) is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, operations, financial condition, results of operations of Operator or the Subject Assets, and (b) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted, except where the failure to possess the same would not have a material adverse effect on the business, operations, financial condition, results of operations of Operator or the Subject Assets.

         (m) Employee Benefit Plans. Operator does not maintain, nor has it ever maintained any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Operator has not incurred any liability or taken any action, nor has any knowledge of any action or event, that could cause it to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), (ii) on account of unpaid contributions to any such multiemployer plan, or (iv) to provide health benefits or other non-pension benefits to retired or former employees, except as specifically required by Section 4980B(f) of the Code. Neither the execution and delivery of this Agreement by Operator nor the consummation of the transactions contemplated thereby will (i) entitle any current or former employee of Operator to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code).

         (n) Insurance. Schedule 5.3(n) contains a list of the policies and contracts for fire, casualty, liability, well control and other forms of insurance maintained by Operator. All such policies are in full force and effect and are adequate for the business in which Operator engages. Operator has not received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on Schedule 5.3(n), no pending claims made by or on behalf of Operator under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer of Operator. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid.

         (o) Consents. To the best of Operator's knowledge and except as set forth on Schedule 5.1(p) or as required pursuant to the HSR Act, no consent, approval or other authorization of any governmental authority or under any Contract, Additional Contract or other material license, franchise, permit of Operator to which Operator is a party or by which its assets are bound is required as a result of or in connection with the execution or delivery of this Agreement by Operator or the consummation by Operator of the transactions contemplated thereby, other than those that the failure to obtain would not have a material adverse effect on Operator.

          (p) Employees. As of Closing:

                  (i) All employees of Operator shall have been transferred to BSHP or an entity designated by BSHP and Operator shall have no employees.

                  (ii)There shall be no outstanding loans or advances owed to Operator by any director, officer or employee.

                  (iii) Operator shall not be a party to, nor bound by, the terms of any collective bargaining agreement, and Operator has not experienced any material labor difficulties. There shall be no labor disputes existing, or to the best knowledge of Operator, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No grievance or other legal action arising out of any collective bargaining agreement or relationship exists, or to the best knowledge of Operator, is threatened. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best knowledge of Operator, are threatened.

                  (iv) Except for arrangements with field personnel which Buyer has agreed to retain by notice delivered in writing to Operator at least 30 days prior to the Closing Date, Operator shall not be a party to any employment contract with any individual or employee, either express or implied. No legal proceedings, charges, complaints, or similar actions exist under any federal, state or local laws affecting the employment relationship; and no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, or claims. Operator shall not be subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of Operator.

         (q) Brokers. No broker or finder has acted for or on behalf of Operator in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Operator for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

         (r) Accuracy of Information Furnished. To the best of Operator's knowledge, all Contracts with respect to the Producing Properties can be found either of record in Polk County, Texas or in, or referenced in, Operator's files. To the best of Operator's knowledge, all Contracts located in Operator's files are true, accurate and complete copies.

                                   ARTICLE VI

              Representations and Warranties of Buyer and Guarantor

          Section 6.1 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

         (a) Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted. Buyer's headquarters and principal offices are all located in the State of Texas.


          (b) Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

               (i) any provision of Buyer's articles of incorporation or by-laws;

               (ii) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or

               (iii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

         (c) Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer. This
Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

         (d) Brokers. No broker or finder has acted for or on behalf of Buyer or any affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Sellers have or will have any liabilities or obligations (contingent or otherwise).

          (e) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, or to the knowledge of Buyer, threatened against Buyer.

          (f) Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to Buyer's knowledge, threatened against Buyer or any affiliate of Buyer which has or will materially affect Buyer's ability to consummate the transactions contemplated herein.

          (g) Qualifications. Buyer is now, and at Closing shall continue to be, qualified with all applicable governmental entities to own the Purchased Subject Assets.

          (h) Investment. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Purchased Subject Assets, Purchased Shares and the value thereof. Buyer is acquiring the Purchased Subject Assets and Purchased Shares for its own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order.

               (i) Funds. Buyer has arranged to have available by the Closing Date sufficient funds to enable Buyer to pay in full the Adjusted Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

          Section 6.2 Representations and Warranties of Guarantor. Guarantor represents and warrants to Sellers as follows:

         (a) Existence. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Guarantor has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted. Guarantor's headquarters and principal offices are all located in the State of Texas.

          (b) Legal Power. Guarantor has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

               (i) any provision of Guarantor's articles of incorporation or by-laws;

               (ii) any material agreement or instrument to which Guarantor is a party or by which Guarantor is bound; or

               (iii)any  judgment,   order,   ruling  or  decree  applicable  to
Guarantor as a party in interest or any law, rule or regulation applicable to Guarantor.

         (c) Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Guarantor. This Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

         (d) Brokers. No broker or finder has acted for or on behalf of Guarantor or any affiliate of Guarantor in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Guarantor or any affiliate of Guarantor for which Sellers have or will have any liabilities or obligations (contingent or otherwise).

          (e) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, or to the knowledge of Guarantor, threatened against Guarantor.

         (f) Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to Guarantor's knowledge, threatened against Guarantor or any affiliate of Guarantor which has or will materially affect Guarantor's ability to consummate the transactions contemplated herein.

         (g) Investment. Prior to entering into this Agreement, Guarantor was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Purchased Subject Assets, Purchased Shares and the value thereof. Guarantor is acquiring the Purchased Subject Assets and Purchased Shares for its own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order.

                                   ARTICLE VII

               Operation of the Subject Assets and Other Covenants

          Section 7.1 Operation of the Subject Assets Prior to Closing.

         (a) From and after the date of execution of this Agreement, and subject to the provisions of applicable operating and other agreements, Operator shall operate and administer the Subject Assets in a good and workmanlike manner consistent with its past practices, and Operator and Working Interest Owners shall carry on their businesses with respect to the Producing Properties in substantially the same manner as before execution of this Agreement. Operator and Working Interest Owners shall use their reasonable efforts to preserve in full force and effect all oil and gas leases, operating agreements, easements, rights-of-way, permits, licenses and agreements that relate to the Producing Properties. Without the prior written consent of Buyer (which shall not be unreasonably withheld), Operator and Working Interest Owner shall not modify, terminate or settle any dispute arising out of any of the agreements relating to the Producing Properties and will not encumber, sell, transfer, assign, convey, farmout or otherwise dispose of any of the Producing Properties other than personal property which is replaced by equivalent property or consumed in the operation of the Producing Properties.

         (b) Except for (i) emergency action taken in the face of risk to life, property or the environment, (ii) capital costs in connection with drilling, completing or equipping operations with respect to the Champion International C No. 1, Champion International C No. 2, Carter E No. 11, Alabama Coushatta No. 5, Alabama Coushatta No. 6 or Alabama Coushatta No. 7 wells and (iii) the Camden Tram Leases, the North Double A Leases and the Center Grove Leases (for which Operator shall notify Buyer of any proposed expenditures), Operator and Working Interest Owner shall submit to Buyer for prior written approval, all requests for operating or capital expenditures and all proposed contracts and agreements relating to the Producing Properties that involve individual commitments of more than $50,000. If Buyer does not respond to any such request in writing within forty-eight (48) hours of the time the request is submitted, such matter will be deemed approved. Buyer acknowledges that Operator and Working Interest Owners own undivided interests in the Subject Assets, and Buyer agrees that the acts or omissions of the other working interests owners shall not constitute a violation of the provisions of this Article VII, nor shall any action required by a vote of working interest owners constitute such a violation so long as Operator and Working Interest Owners have voted their interests in a manner that complies with the provisions of this Article VII. The obligations of Working Interest Owners and Operator under this Article VII with respect to any portion of the Subject Assets not operated by either the Working Interest Owners or Operator shall be construed to require that Working Interest Owners and Operator use reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of the Subject Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

         Section 7.2 Operation of Certain Areas After the Closing. Operator is the operator of the Subject Assets under the terms of existing operating agreements which have been furnished to Buyer. The parties hereby agree that BSHP or its designee may, at any time before or after the Closing elect to become the operator under the operating agreements covering the lands covered by the Camden Tram Leases, Center Grove Leases, or North Double A Portion/Camden Tram Leases, or any of them, and at the request of

BSHP, Buyer shall (i) cause Operator to resign as operator of any such lands and
(ii) vote its interests, including the interests of Operator, to support BSHP or its designee as operator of such areas; provided, however, that any such resignation shall not result in the Operator's right to continue to operate any of the Producing Properties. If Operator does not resign at BSHP's request, Buyer shall cause Operator to fully cooperate with BSHP to implement a mutually acceptable plan to permit BSHP or its designee to become Operator of such Leases and will cause Operator to conduct such operations in such areas as BSHP may direct. Each Working Interest Seller agrees to vote its interest under the operating agreement for such Leases to support BSHP or its designee as operator of any such Leases that BSHP elects to operate.

         Section 7.3 Operator's Geophysical Data. Operator owns interests in all geophysical data now held by Operator and/or BSHP. Operator shall have access to and the right to use all tapes and records thereof for all purposes, subject only to BSHP's continuing right, as custodian, to hold, access and protect such data and the terms of any licenses or other agreements applicable thereto. BSHP shall calculate the Operator's actual level of ownership of such data and inform Buyer thereof on or before Closing.

         Section 7.4 Course of Conduct by Operator. From the date hereof through and until the Closing Date, Operator shall comply with the following covenants:

          (a) Articles of Incorporation; Bylaws. Operator shall not make any change to its articles of incorporation or bylaws.

         (b) Stock Issuance;  Redemptions;  Reorganizations.  Operator shall not
(i) issue, grant, or dispose of, or make any agreement, arrangement, or commitment obligating Operator to issue, grant, or dispose of any capital shares or other securities of Operator, (ii) redeem or acquire, or make any agreement, arrangement, or commitment obligating Operator to redeem or acquire, any shares of capital stock or other securities of Operator, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating Operator to effect, any reorganization, recapitalization, or split-up of such capital stock of Operator; provided, that Operator may create one or more subsidiaries to hold the Excluded Assets and other properties and interests described in Section 10.3, and distribute the stock of such subsidiaries to the Selling Stockholders prior to Closing. Operator shall advise Buyer of any plans to create and distribute the stock of any subsidiaries pursuant hereto.

         (c) Employee Matters. Operator shall not make, amend, or enter into any employment contract or any bonus, incentive, stock option, profit sharing, pension, retirement, stock purchase, hospitalization, medical reimbursement, insurance, severance benefit, or other similar plan or arrangement or make any voluntary contribution to any such plan or arrangement.

         (d) Insurance Coverage. Operator shall maintain, or have maintained on its behalf, insurance coverage for the benefit of Operator and the Subject Assets on the same basis as, or on a substantially equivalent basis to, the current insurance coverage described in Schedule 5.3(n). Effective as of the Closing Date Operator shall transfer the insurance policies maintained pursuant to Schedule 5.3(n) with the assets distributed pursuant to Section 10.3. Operator shall be allowed to maintain copies of said policies.

          (e) Business Organization. Operator shall use reasonable efforts to preserve intact its business organization and to keep available until the Closing the services of its present officers and employees.

         (f) Incurrence of Debt. Except as otherwise provided herein, Operator shall not voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice.

         (g) Liens. Operator will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any properties or assets, tangible or intangible, except Liens created in the ordinary course of business, consistent with past practice or, Liens constituting Existing Encumbrances.

          (h) Accounting Practices. Operator will not make any material changes in its accounting methods, principles or practices, except as required by GAAP.

         (i) Changes in Business Practice. Operator will not take any action, the purpose or effect of which is to shift income from post-closing periods to the pre-closing period or to defer expenses from the pre-closing period to post-closing periods which action is not in the ordinary course of business, consistent with past practice.

         Section 7.5 Approvals and Consents. Each Working Interest Owner and Operator shall use their respective reasonable efforts (i) to cause all conditions to the obligations of Buyer under this Agreement over which each is able to exercise influence or control to be satisfied prior to the Closing Date and (ii) to obtain promptly and to comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

         Section 7.6 Investigations. Subject to Buyer's obligations under the Confidentiality Agreement, each Working Interest Owner and Operator shall provide Buyer and its representatives and agents (including, without limitation, any financing sources) such access to the books and records of Operator, including without limitation the articles of incorporation, bylaws, corporate minute books and stock records, and those relating to the

Subject Assets and furnish to Buyer and such representatives and agents such financial and operating data and other information with respect to the businesses and property of Operator and the Subject Assets as they may reasonably request from time to time and as may be in the Working Interest Owner's or Operator's possession, and permit Buyer and its representatives and agents to make such inspections of the Subject Assets as they may reasonably request.

         Section 7.7 Final S Corporation Federal Income Tax Return. Buyer and the Selling Stockholders agree that Operator's books will be closed as of the end of the Closing Date and that the Selling Stockholders will assign Operator's items of income, loss, deduction and credit for the 1996 taxable year between the Operator's short taxable year ending on the Closing Date (the "S Year") and Operator's short taxable year beginning on the day after Closing Date and ending on December 31, 1996 (the "C Year") on the basis of Operator's normal method of accounting. Buyer shall fully cooperate with the Selling Stockholders and will make available to them at reasonable times and places Operator's business and tax records and any appropriate employees to enable the Selling Stockholders to make the assignment of income, loss, deduction and credit between Operator's S Year and C Year and to prepare Operator's federal income tax return for the S Year within ninety (90) days after the Closing Date.

         Section 7.8 Compiled Financials. On or before April 1, 1996, Operator shall have delivered to Buyer compiled financial statements of Operator for the fiscal year ended December 31, 1995.

         Section 7.9 Distributions. Except for the transactions described in Sections 7.4(b) and 10.3, Operator shall not make any dividend or distribution to the Selling Stockholders prior to the Closing.

                                  ARTICLE VIII

                      Conditions to Obligations of Sellers

         The obligations of each Seller to consummate the transactions provided for herein are subject, at the option of Sellers, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 8.1 Representations. The representations and warranties of Buyer herein contained shall have been true and correct when made and shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

         Section 8.2 Performance. Buyer shall have performed in all material respects all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

         Section 8.3 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

         Section 8.4 Hart-Scott-Rodino. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          Section 8.5 Adjusted Purchase Price. Buyer shall have delivered to Sellers the Adjusted Purchase Price as estimated pursuant to the terms hereof.

         Section 8.6 Execution and Delivery of Closing Documents. Buyer shall have executed, acknowledged and delivered, as appropriate, to Sellers all closing documents described in Section 10.10.

         Section 8.7 Certificates. Buyer shall have delivered to Sellers (i) certificates of the appropriate governmental authorities, dated as of a date not more than ten (10) days prior to the Closing Date, attesting to the existence and good standing of Buyer in the States of Nevada and Texas; (ii) a copy, certified by the Secretary of State of Nevada as of a date not more than ten
(10) days prior to the Closing Date, of the articles of incorporation and all amendments thereto of Buyer; (iii) a copy certified by the Secretary of Buyer, dated the Closing Date, of the bylaws of Buyer; and (iv) a certificate, dated the Closing Date, of the Secretary of Buyer relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

          Section 8.8 Opinion. Locke Purnell Rain Harrell shall have delivered to Sellers an opinion in the form of Exhibit I.

                                   ARTICLE IX

                       Conditions to Obligations of Buyer

         The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

         Section 9.1 Representations. The representations and warranties of each Seller and Operator herein contained and in any Schedule hereto shall be true and correct in all material respects on the Closing Date as though made on and as of such date.

         Section 9.2 Performance. Operator and each Seller shall have performed in all material respects all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

         Section 9.3 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

         Section 9.4 Hart-Scott-Rodino. Any applicable waiting period under the HSR Act relating to the transactions as contemplated hereby shall have expired or been terminated.

         Section 9.5 Execution and Delivery of Closing Documents. Each Seller shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 10.9.

         Section 9.6 Certificates. Operator shall have delivered to Buyer (i) certificates of the appropriate governmental authorities, dated as of a date not more than ten (10) days prior to the Closing Date, attesting to the existence and good standing of Operator in the States of Texas and Louisiana; (ii) a copy, certified by the Secretary of State of Texas as of a date not more than ten (10) days prior to the Closing Date, of the articles of incorporation and all amendments thereto of Operator; (iii) a copy certified by the Secretary of Operator, dated the Closing Date, of the bylaws of Operator; and (iv) a certificate, dated the Closing Date, of the Secretary of Operator relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

         Section 9.7 Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Operator to consummate the transactions contemplated hereby shall have been obtained and copies thereof shall be delivered to Buyer.

         Section 9.8 All Sellers to Close. Each Selling Stockholder shall have tendered its certificate(s) representing its Purchased Shares and each Working Interest Owner shall have delivered an Assignment assigning its interest in the Purchased Subject Assets.

         Section 9.9 Nonforeign Affidavit. Each Selling Stockholder and Working Interest Owner shall have furnished Buyer an affidavit stating under penalties of perjury the United States taxpayer identification number of such Selling Stockholder or Working Interest Owner and that such Selling Stockholder or Working Interest Owner, as applicable, is not a foreign person, pursuant to
Section 1445(b)(2) of the Code.

          Section 9.10 Operator. Operator shall be the Operator of the Producing Properties and not of any other oil and gas properties.

          Section 9.11 Opinion. Vinson & Elkins L.L.P. shall have delivered to Buyer an opinion in the form of Exhibit J.

                                    ARTICLE X

                                     Closing

         Section 10.1 Time and Place of Closing. If the conditions referred to in Articles VIII and IX of this Agreement have been satisfied or waived in writing, the Closing shall take place at the offices of Operator at 1001 Fannin, Suite 4750, Houston, Texas 77002, at 10:00 a.m. on the Closing Date.

          Section 10.2 Extension. The Closing Date may be extended by mutual written agreement of the parties.

         Section 10.3 Actions to be Taken Prior to Closing. Prior to the Closing, Operator shall dividend to its shareholders or, spin off to its shareholders in a reorganization or otherwise dispose of for nominal consideration the following: (a) Operator's interest in the Excluded Assets; (b) an undivided 70% of Operator's interest as of the Effective Time in the Camden Tram Leases, the Center Grove Leases, and the North Double A Portion/Camden Tram Leases; (c) all Working Capital of Operator, in excess of the Closing Working Capital; and (d) all other assets of the Operator, except for its interest in the Subject Assets.

          Section 10.4 Adjustments to Purchase Price at Closing.

          (a) At Closing, the Purchase Price of the Purchased Subject Assets shall be increased by the following amounts:

               (i) the amount as of the Effective Time of all prepaid ad valorem, property or similar taxes and assessments based upon or measured by ownership of the Purchased Subject Assets, insofar as such prepaid taxes relate to periods of time after the Effective Time;

               (ii) all costs and expenses (including rentals, royalties, production and severance taxes, capital expenditures (other than the Excluded Capital Costs), lease operating expenses authorized under joint operating agreements applicable to the Purchased Subject Assets) paid by Working Interest Owners or Operator that are attributable to the Purchased Subject Assets and attributable to the period of time from and after the Effective Time;

               (iii) any amount required pursuant to Section 4.6 as the value of any Title Benefit; and

               (iv) any other amount provided for in this Agreement or agreed upon by Buyer and Working Interest Owners.

          (b) At Closing, the Purchase Price of the Purchased Subject Assets shall be decreased by the following amounts:

               (i) an amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the Purchased Subject Assets that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Working Interest Owners' and Buyer's ownership before and after the Effective Time);

               (ii) an amount equal to all revenues collected by Working Interest Owners with respect to the Purchased Subject Assets and attributable to the period of time after the Effective Time;

               (iii) any amount required pursuant to Section 4.4 in connection with Title Defects;

               (iv) any amount required pursuant to Section 4.9 in connection with Disqualifying Environmental Conditions;

               (v) any amount required pursuant to Section 13.3 in connection with casualty losses;

               (vi) any other amount provided for in this Agreement or agreed upon by Buyer and Working Interest Owners.

          (c) If an aggregate net gas imbalance relative to Working Interest Owners' interests in the Producing Properties exists as of the Effective Time, the Purchase Price shall be increased, if such interests in the Producing Properties are underproduced, or decreased, if such interests in the Producing Properties are overproduced, by the product of (i) the amount (measured in British thermal units ("BTU") of such aggregate net gas imbalance, and (ii) $1.75 per million BTU.

          (d) The Purchase Price of the Purchased Shares shall be increased by the value of any Title Benefit determined in accordance with Section 4.6 attributable to the Operator

Subject Assets. The Purchase Price of the Purchased Shares shall be decreased by the sum of the following: (i) the value of any Title Defect adjustment determined in accordance with Section 4.4 attributable to the Operator Subject Assets, (ii) any amount determined pursuant to Section 4.9(a)(iv) attributable to the Operator Subject Assets, (iii) any amount determined pursuant to Section
13.3 attributable to the Operator Subject Assets, and (iv) any amount by which the Working Capital of Operator as of the Closing Date is less than the Closing Working Capital.

          (e) The adjustments described in Section 10.4(a), (b), (c) and (d) are hereinafter referred to as the "Purchase Price Adjustments".

          Section 10.5 Statement. Not later than three business days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement of the estimated Purchase Price Adjustments (the "Statement"). At Closing, Buyer shall pay the Purchase Price, as adjusted by the estimated amounts reflected on the Statement.

         Section 10.6        Post-Closing Adjustments to Purchase Price.

         (a) On or before 90 days after the Closing Date, BSHP shall prepare a revised Statement setting forth the actual Purchase Price Adjustments. The parties shall provide each other such data and information as any party may reasonably request supporting the amounts reflected on the revised Statement in order to permit such party to perform or cause to be performed an audit. The revised Statement shall become final and binding upon the parties on the 60th day following receipt thereof by Buyer (the "Final Settlement Date") unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Statement (as revised in accordance with clause (i) or (ii) below) shall become final and binding on the Parties and the Final Settlement Date shall be the earlier of (i) the date Seller and Buyer agree in writing with respect to all matters specified in the Notice of Disagreement or (ii) the date on which the Final Statement (as hereinafter defined) is issued by the Arbitrator (as hereinafter defined).

         (b) During the 30 days following the date of receipt by Seller of the Notice of Disagreement, Seller and Buyer shall attempt to resolve in writing any differences that they may have with respect to all matters specified in the Notice of Disagreement. If, at the end of such 30 day period, Buyer and Seller have not reached agreement on such matters, the matters that remain in dispute shall be submitted to an arbitrator (the "Arbitrator") for review and resolution. The Arbitrator shall be Arthur Andersen & Co., or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Buyer and Seller in writing. The
Arbitrator shall render a decision resolving the matters in dispute within 60 days following their submission to the

Arbitrator. The cost of any arbitration (including the fees and expenses of the Arbitrator) pursuant to this Section 10.6 shall be borne equally by Buyer and Seller. The fees and disbursements of Seller's independent auditors incurred in connection with the procedures performed with respect to the Statement, as requested by Seller shall be borne by Seller, and the fees and disbursements of Buyer's independent auditors incurred in connection with their preparation of the Notice of Disagreement shall be borne by Buyer. As used in this Agreement the term "Final Statement" shall mean the revised Statement described in Section 10.6(a), as prepared by Seller and as may be subsequently adjusted to reflect any subsequent written agreement between the parties with respect thereto, or if submitted to the Arbitrator, the revised Statement issued by the Arbitrator.

         (c) If the amount of the Adjusted Purchase Price as set forth on the Final Statement exceeds the amount of the estimated Adjusted Purchase Price paid at Closing, then Buyer shall pay to Seller the amount by which the Adjusted Purchase Price as set forth on the Final Statement exceeds the amount of the estimated Adjusted Purchase Price paid at Closing within five business days after the Final Settlement Date. If the amount of the Adjusted Purchase Price as set forth on the Final Statement is less than the amount of the estimated Adjusted Purchase Price paid at Closing, then Seller shall pay to Buyer the amount by which the Adjusted Purchase Price as set forth on the Final Statement is less than the amount of the estimated Adjusted Purchase Price paid at Closing within five business days after the Final Settlement Date.

         Section 10.7 Transfer Taxes. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Buyer.

         Section 10.8 Ad Valorem and Similar Taxes. Ad valorem, property and similar taxes and assessments based upon or measured by the value of the Subject Assets shall be divided or prorated between Seller and Buyer as of the Effective Time. Seller shall assume responsibility for such taxes attributable to the period of time prior to the Effective Time and Buyer shall assume responsibility for the periods of time from the Effective Time and thereafter.

          Section 10.9 Actions of Sellers at Closing. At the Closing, Seller shall:

         (a) Execute, acknowledge and deliver to Buyer the Assignment and/or such other conveyances, assignments, transfers, bills of sale, stock powers, stock certificates and other instruments (in form and substance mutually agreed upon by Buyer and Seller) as may be necessary or desirable for Seller to transfer its interest in the Purchased Subject Assets and Purchased Shares to Buyer; and

         (b) Execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

          Section 10.10 Actions of Buyer at Closing. At the Closing, Buyer shall:

          (a) Deliver to Seller the Adjusted Purchase Price, as estimated pursuant to the provisions hereof by wire transfer as set forth in Section 2.2; and

          (b) Execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

          Section 10.11 Further Cooperation.

          (a) At Closing, the Records shall be delivered to Buyer at the offices of Operator. Seller shall have the right to copy, at Seller's expense, each of the Records, but Buyer shall retain the originals thereof. For a period of six
(6) years after Closing, Buyer will retain or cause Operator to retain the Records delivered to it pursuant hereto and will make such Records available to BSHP upon reasonable notice at Buyer's headquarters at reasonable times and during office hours. Notwithstanding the foregoing, (i) BSHP shall retain the original Records relating to the Camden Tram Interest and the Center Grove Interest and (ii) Seller shall retain all Records of Operator that pertain to the Excluded Assets for a period of 6 years after Closing and Buyer shall have access thereto and the right to make copies thereof.

          (b) After the Closing Date, each party at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered from time to time such further instruments of conveyance and transfer and shall take such other action as the other party may reasonably request to convey and deliver the Purchased Subject Assets and Purchased Shares to Buyer. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Subject Assets to be paid to the proper party hereunder and to have all expenditures to be made with respect to the Subject Assets to be made by the proper party hereunder.

          Section 10.12 Confidentiality Agreement. If the Closing occurs, the confidentiality agreement dated November 16, 1995 between Black Stone Oil Company and Black Stone Holdings Partnership and Guarantor (the "Confidentiality Agreement") shall terminate and be of no further force or effect.

          Section 10.13 Letter of Intent. This Agreement shall supersede in its entirety, and there is hereby terminated, that certain letter agreement dated January 9, 1996 between Buyer and BSHP.

                                   ARTICLE XI

                                   Termination

          Section 11.1 Right of Termination.

          This  Agreement  may be  terminated  at any  time at or  prior  to the
Closing:

          (a) by mutual written consent of the Parties;

          (b) by  Seller  on the  Closing  Date if the  conditions  set forth in
Article VIII have not been satisfied in all respects by Buyer or waived by Seller in writing by the Closing Date;

          (c) by  Buyer  on the  Closing  Date if the  conditions  set  forth in
Article IX have not been satisfied in all respects by Seller or waived by Buyer in writing by the Closing Date;

          (d) by any party if the Closing shall not have occurred on or before May 8, 1996; provided, however, that no party hereto can so terminate this Agreement if such party is at such time in material breach of any provision of this Agreement;

          (e) by any party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

          (f) by Seller if (i) the Total Defect Adjustment exceeds 14% of the Purchase Price; or (ii) the aggregate amount of Title Defects asserted by Buyer pursuant to Section 4.3 exceeds 5.6% of the Purchase Price, (iii) the Aggregate Environmental Defect Value and the aggregate Allocated Value of Excluded Assets pursuant to Section 4.9(a)(i) exceeds 5.6% of the Purchase Price; or (iv) the total adjustments to the Purchase Price under Section 13.3 (Casualty Losses) exceeds 10% of the Purchase Price;

          (g) by Buyer if (i) the Total Defect Adjustment exceeds 14% of the Purchase Price, (ii) the aggregate amount of all adjustments to the Purchase Price for Title Defects exceeds 5.6% of the Purchase Price; (iii) the Aggregate Environmental Defect Value of Disqualifying Environmental Conditions not cured prior to Closing and the aggregate Allocated Value of Excluded Assets pursuant to Section 4.9(a)(ii) exceeds 5.6% of the Purchase Price; (iv) the total adjustments to the Purchase Price under Section 13.3 (Casualty Losses) exceeds 10% of the Purchase Price;

          (h) by Seller if Buyer submits a Title Defect Notice directly related to the Escobeda Title Matter; or

               (i) as otherwise provided in the Agreement.

          Section 11.2 Effect of Termination. In the event that Closing does not occur as a result of any party exercising its right to terminate pursuant to
Section 11.1, then this Agreement shall be null and void and no party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party from any liability for any breach hereof.

         Section 11.3 Attorney's Fees, Etc. If any party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party including reasonable attorney's fees, in addition to any other relief to which such party may be entitled; provided, however, and notwithstanding anything to the contrary in this Agreement, in no event shall any party be entitled to receive any punitive, indirect or consequential damages.

                                   ARTICLE XII

                         Assumption and Indemnification

         Section 12.1 Assumption. By the consummation of the transactions contemplated hereby and subject to each Working Interest Owner's indemnification obligation set forth in Section 12.2, Buyer shall assume all duties and obligations of every kind whatsoever of each Working Interest Owner relative to its ownership or operation of the Producing Properties to be performed after the Effective Time, including, without limitation, (a) all gas imbalances to the extent that appropriate adjustments have been made pursuant to Section 10.4(c) above, (b) all obligations relative to all suspense accounts of Working Interest Owner relative to the Producing Properties, to the extent that such suspense accounts are held by Operator, (c) all obligations relative to all ad valorem, property or similar taxes or assessments based upon or measured by ownership of the Producing Properties due and payable after the Effective Time; (d) all obligations to plug and abandon all wells and facilities located on or used in connection with the Producing Properties in accordance with the requirements of all applicable Governmental Authorities and the terms of all applicable leases and agreements; and (e) all obligations under all Environmental Laws applicable to the Producing Properties; provided, however, that Buyer shall not assume any duties or obligations and shall have no liability (contingent or otherwise) whatsoever with respect to the Excluded Assets.

          Section 12.2 Indemnification.

         (a) Buyer  shall  indemnify,  defend  and hold  harmless  each  Working
Interest Owner and its respective officers, directors, partners, spouse, employees, agents, representatives and successors (collectively, the "Working Interest Owner Indemnitees") from and against any and all claims, liabilities, losses, causes of actions, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and reasonable attorneys' fees) ("Losses") asserted against, imposed upon or incurred by any Working Interest Owner Indemnitee which result from, or arise out of (i) the material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, the Assignment or any other instrument executed in connection herewith, (ii) events, conditions or matters (other than Environmental Matters (as defined below)) occurring from and after the Closing Date in connection with the ownership or operation of Working Interest Owner's interest in the Producing Properties; (iii) events, conditions or matters (other than Environmental Matters) occurring prior to the Closing Date in connection with the ownership or operation of Working Interest Owner's interest in the Producing Properties, to the extent a claim is asserted on or after the third anniversary of the Closing Date; (iv) any event, condition or matter relating to Environmental Laws or the release of materials into the environment or protection of the environment or health ("Environmental Matters") occurring in connection with Working Interest Owner's interest in the Producing Properties and arising for the first time after the Closing Date, (v) any Environmental Matters occurring prior to the Closing Date, with respect to Working Interest Owner's interest in the Producing Properties, to the extent the claim is asserted on or after January 1, 1997, or
(vi) any matter which Buyer is responsible for correcting under Section 4.9(c), regardless in each case whether known or unknown, and WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY WORKING INTEREST OWNER INDEMNITEE, but in no event shall Buyer indemnify any Working Interest Owner Indemnitee for Losses resulting from such Working Interest Owner Indemnitee's own gross negligence or willful misconduct. Buyer shall indemnify, defend and hold harmless each Selling Stockholder and its respective officers, directors, spouse, employees, agents, representatives and successors (collectively, the "Selling Stockholder Indemnitees") from and against any and all Losses asserted against, imposed upon or incurred by any Selling Stockholder Indemnitee which result from, or arising out of, material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement or any other instrument executed by Buyer in connection herewith; regardless in each case whether known or unknown, and WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY SELLING
STOCKHOLDER INDEMNITEE; but in no event shall Buyer indemnify any Selling Stockholder Indemnitee for Losses resulting from such Selling Stockholder Indemnitee's own gross negligence or willful misconduct.

         (b) Subject to Section 12.2(e) and (f), each Working Interest Owner severally and not jointly shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents, representatives and successors (collectively, the "Buyer Indemnitees") from and against any and all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee which result from or arise out of (i) the material breach of any of the representations, warranties, covenants or agreements of such Working Interest Owner contained in this Agreement, the Assignment or any other instrument executed by such Working Interest Owner in connection herewith; (ii) events, conditions or matters (other than Environmental Matters and title matters, title matters being solely covered by the indemnity in Section 12.2(b)(i)) occurring or in existence prior to the Closing Date in connection with the ownership or operation of Working Interest Owner's interest in the Producing Properties, to the extent a claim is asserted prior to the third anniversary of the Closing Date; or (iii) any Environmental Matters occurring or in existence prior to the Closing Date (except those matters which Buyer is responsible for correcting under Section 4.9(c)) with respect to Working Interest Owner's interest in the Producing Properties, to the extent a claim is asserted on or prior to December 31, 1996, regardless in each case whether known or unknown, and WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY BUYER INDEMNITEE, but in no event shall Working Interest Owners indemnify any Buyer Indemnitees for Losses resulting from such Buyer Indemnitee's own gross negligence or willful misconduct.

         (c) Subject to Sections 12.2 (e) and (f), Thomas L. Carter, Jr. and Alexander D. Stuart (the "Stockholder Indemnitors") shall severally and not jointly, in proportion to their respective interests in the Purchased Shares, indemnify, defend and hold harmless Buyer Indemnitees from and against any and all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee which result from or arise out of (i) the material breach of any of the representations and warranties of Operator contained in this Agreement or any other instrument executed by Operator in connection herewith; (ii) the material breach by Operator of any of the covenants and agreements of Operator contained in this Agreement or any other instrument executed by Operator in connection herewith which covenant or agreement was to be performed by Operator prior to the Closing, (iii) any obligations, liabilities or duties of Operator not relating to the Subject Assets; (iv) any Environmental Matters occurring or in existence prior to the Closing Date with respect to Operator's interest in the Producing Properties to the extent the claim is asserted on or prior to December 31, 1996 (except those matters which Buyer is responsible for correcting under
Section 4.9(c)); (v) Operator's ownership or operation of the Producing Properties prior to the Closing Date (other than Environmental Matters and title matters, title matters being solely covered by the indemnity in Section 12.2(c)(i)), to the extent the Claim is asserted prior to the third anniversary of the Closing Date; (vi) Black Stone Oil Company v. C.C. Lilley, Inc.; or (vii) Tax Losses; regardless in each case whether known or unknown, and WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY BUYER INDEMNITEE, but in no event shall Stockholder Indemnitors indemnify any Buyer Indemnitee for Losses resulting from such Buyer Indemnitee's own gross negligence or willful misconduct.

         (d) Subject to Sections 12.2(e) and (f), each Selling Stockholder severally and not jointly shall indemnify, defend and hold harmless Buyer Indemnitees from and against any and all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee which result from or arise out of the material breach of any of the representations, warranties, covenants or agreements of such Selling Stockholder contained in this Agreement, or any other instrument executed by such Selling Stockholder in connection herewith; regardless in each case whether known or unknown, and WITHOUT REGARD TO THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY BUYER INDEMNITEE, but in no event shall Selling Stockholders indemnify any Buyer Indemnitees for losses resulting from such Buyer Indemnitee's own gross negligence or willful misconduct.

         (e) Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer or any Seller be liable hereunder for any exemplary, punitive, special, indirect, consequential, remote or speculative damages.

         (f) Notwithstanding anything to the contrary in this Agreement, the liability of the Sellers and the Stockholder Indemnitors under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be several and not joint or collective, and further limited as follows:

               (i) In no event shall any amounts be recovered from a Working Interest Owner

                             (A) under Sections 12.2(b)(i) and (ii) for any matter for which a written notice of claim specifying in reasonable detail the specific nature of and specific basis of the Losses and the estimated amount of such Losses ("Claim Notice") is not delivered to the indemnifying party prior to the close of business on the day three years following the Closing Date, and the indemnities granted by the Working Interest Owners in Sections 12.2(b)(i) and (ii) shall terminate on such date;

                             (B) under Section 12.2(b)(iii) for any matter for which a Claim Notice is not delivered to the indemnifying party prior to the close of business on December 31, 1996, and the indemnities granted by the Working Interest Owners in Sections 12.2(b)(iii) shall terminate on such date;

                             (C) for any Losses (other than matters described in Section 12.2(b)(iii)) until the Buyer Indemnitees have suffered Losses attributable to such Working Interest Owner in the aggregate amount in excess of a deductible of 0.6% of the Adjusted Purchase Price attributable to such Working Interest Owner, after which point such Working Interest Owner will be obligated only to indemnify the Buyer

                              Indemnitees from and against further such Losses in excess of such deductible;

                             (D) for any Losses described in Section 12.2(b)(iii), until the Buyer Indemnitees have suffered Losses attributable to such Working Interest Owner in the aggregate amount in excess of a deductible equal to the sum of (x) 0.6% of the Adjusted Purchase Price, plus (y) the Environmental Deductible Balance, in each case attributable to such Working Interest Owner, after which point such Working Interest Owner will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible; or

                             (E) for any Losses suffered by Buyer Indemnitees in an aggregate amount in excess of 50% of the Adjusted Purchase Price attributable to such Working Interest Owner.

               (ii)  In  no  event  shall  any  amounts  be  recovered   from  a
Stockholder Indemnitor

                             (A) under Sections 12.2(c)(i), (ii) or (v) for any matter for which a Claim Notice is not delivered to the indemnifying party prior to the close of business on the date three years following the Closing Date, and the indemnities granted by the Stockholder Indemnitors in Sections 12.2(c)(i),
                             (ii) and (v) shall terminate on such date;

                             (B) under Section 12.2(c)(iii), (vi) or (vii) for any matter for which a Claim Notice is not delivered to the indemnifying party prior to the expiration of the applicable statute of limitations;

                             (C) under Section 12.2(c)(iv) for any matter for which a Claim Notice is not delivered to the indemnifying party prior to the close of business on the December 31, 1996, and the indemnities granted by the Stockholder Indemnitors in Section 12.2(c)(iv) shall terminate on such date;

                             (D) for any Losses (other than matters described in
                             Section 12.2(c)(iv), (vi) and (vii)) until the Buyer Indemnitees have suffered Losses attributable to such Stockholder Indemnitor in the aggregate amount in excess of a deductible of .6% of the Adjusted Purchase Price attributable to the Purchased Shares of such Stockholder Indemnitor, after which point the Stockholder Indemnitor will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible;

                             (E) for any Losses for matters under Section 12.2(c)(iv) until the Buyer Indemnitees have suffered Losses attributable to such Stockholder Indemnitor in the aggregate amount in excess of a deductible equal to the sum of (x) .6% of the Adjusted Purchase Price, and (y) the Environmental Deductible Balance, in each case as attributable to the Purchased Shares of such Stockholder
                             Indemnitor, after which point the Stockholder Indemnitor will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible; or

                             (F) for any Losses resulting from matters described in Sections 12.2(c)(i), (ii), (iii), (iv) or (v) or 12.2(d) after Buyer Indemnitees have suffered Losses in the aggregate amount in excess of 50% of the Adjusted Purchase Price attributable to the Purchased Shares of such Stockholder Indemnitor.

               (iii) In no event shall any amounts be recovered from a Selling Stockholder (other than pursuant to Section 12.2(f)(ii))

                             (A) under this Agreement for any matter for which a Claim Notice is not delivered to the indemnifying party prior to the close of business on the date three years following the Closing Date, and the indemnities granted by the Selling Stockholders in this Agreement shall terminate on such date;

                             (B) for any Losses until the Buyer Indemnitees have suffered Losses resulting from matters described in
                             Section 12.2(d) for any Selling Stockholder in the aggregate amount in excess of a deductible of .6% of the Adjusted Purchase Price attributable to the Purchased Shares of such Selling Stockholder, after which point such Selling Stockholder will be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of such deductible; or

                             (C) for any Losses after Buyer Indemnitees have suffered Losses resulting from matters described in
                             Section 12.2(d) in the aggregate amount in excess of 50% of the Adjusted Purchase Price attributable to the Purchased Shares of such Selling Shareholder.

provided, however, that such indemnities shall survive (subject to any applicable deductible or cap) with respect only to the specific matter that is the subject of any Claim Notice delivered in good faith in compliance with the requirements of this Section 12.2(f) until the earlier to occur of (x) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached or (y) the date on which the matter described in such Claim Notice has otherwise reached final resolution. Notwithstanding the foregoing, the Stockholder Indemnitors shall be jointly and severally liable for the indemnity granted in Section 12.2(c)(vii) with respect to Tax Losses and
Section 12.2(c)(vi) with regard to Black Stone Oil Company v. C.C. Lilley, Inc.

         (g) All claims for indemnification under this Section 12.2 shall be asserted and resolved pursuant to this Section 12.2(g). Any person claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and any person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against or sought to be collected from an Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article XII, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party Losses, or any cross-complaint against any person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

         (h) Notwithstanding anything to the contrary contained herein, the amount of any Losses for which indemnification is provided under this Section
12.2 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies in effect at or prior to the Closing Date. The Indemnified Party shall use its reasonable efforts to enforce any such insurance policies and shall give such notices under such policies as the Indemnifying Party reasonably may request by notice in writing. The Indemnified Party and the Indemnifying Party shall cooperate in connection with any claim under any such insurance policies covered by this Section 12.2(h).

         (i) THE TERM "LOSSES" SHALL SPECIFICALLY INCLUDE STRICT LIABILITY IMPOSED ON AN INDEMNIFIED PARTY WHETHER UNDER ENVIRONMENTAL LAWS OR OTHERWISE AND IT IS THE INTENT OF THE PARTIES THAT THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS ARTICLE XII SHALL INCLUDE AN OBLIGATION ON THE PART OF THE INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTY AGAINST STRICT LIABILITY ARISING IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE.


                                  ARTICLE XIII

                  Limitations on Representations and Warranties

          Section 13.1 Disclaimers of Representations and Warranties.

         The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE SUBJECT ASSETS, (b) EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, AND (c) THE ENVIRONMENTAL CONDITION OF THE SUBJECT ASSETS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTI-

TUTING A PART OF THE SUBJECT ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE,
(v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN HEREIN) THE REAL AND PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, AND FIXTURES CONSTITUTING PART OF THE ASSETS SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH
INSPECTIONS WITH RESPECT TO THE REAL AND PERSONAL PROPERTY, EQUIPMENT, MACHINERY, INVENTORY AND FIXTURES AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT SAME AS IS, WHERE IS, WITH ALL FAULTS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR. Seller and Buyer agree that, to the extent required by applicable law to be effective, the disclaimers of certain warranties contained in this section are "conspicuous" disclaimers for the purposes of any applicable law, rule or order.

          Section 13.2 Waiver of Texas DTPA.

         (a) It is the intent of the Parties that Buyer's rights and remedies with respect to this Agreement and the transactions contemplated hereby and with respect to all acts or practices of Seller, past, present or future, in connection with this Agreement and the transactions contemplated hereby shall be governed by legal principles other than the Texas Deceptive Trade Practices Consumer Protection Act, Tex. Bus. & Com. Code Ann. ss. 17.41 et seq. (Vernon 1987 and Supp. 1994) (the "DTPA"). As such, Buyer hereby waives the applicability of the DTPA to this Agreement and the transactions contemplated hereby and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights or remedies are applied directly by the DTPA itself or indirectly in connection with other statutes; provided, however, Buyer does not waive Section 17.555 of the DTPA. Buyer acknowledges, represents and warrants that it is purchasing the Purchased Subject Assets and Purchased Shares for commercial or business use; that Buyer has assets of Five Million Dollars ($5,000,000) or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; that Buyer has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller.

         (b) Buyer expressly recognizes that the price for which Seller has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA and this waiver of the DTPA. Buyer further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the DTPA.

          Section 13.3 Casualty Loss.

          (a) Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Subject Assets from the Effective Time until Closing for production of oil, gas and/or other hydrocarbons through depletion (including the watering-out of any well, collapsed casing or sand infiltration of any well) or otherwise.

          (b) If after the Effective Time and prior to the Closing any part of the Subject Assets shall be damaged or destroyed by fire or other casualty or if any part of the Subject Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened ("Casualty Loss"), Buyer may elect to (i) cause the Subject Assets affected by the Casualty Loss to be treated as Excluded Assets and reduce the Purchase Price by the Allocated Value of the Subject Asset affected, in which case Seller shall retain all insurance proceeds, condemnation proceeds, claims, awards and other payments arising out of such Casualty Loss, or (ii) require Working Interest Owner to (y) transfer to Buyer the Purchased Subject Asset affected notwithstanding such Casualty Loss and (z) transfer to Buyer Working Interest Owner's share of any insurance proceeds and condemnation proceeds, claims, awards and other payments arising out of such Casualty Loss and require Operator to retain and not distribute to the Selling Stockholders Operator's share of any such insurance proceeds, condemnation proceeds, claims, awards or payments. Working Interest Owner and Operator shall not voluntarily compromise, settle or adjust any amounts payable by reason of a Casualty Loss without first obtaining the consent of Buyer. Notwithstanding the foregoing, if following any Casualty Loss, Working Interest Owner or Operator repairs or replaces the damaged or destroyed property to substantially its original condition, Buyer shall be required to purchase the Subject Assets affected without any reduction in the Purchase Price and Seller shall retain all insurance proceeds and other amounts arising out of such Casualty Loss.

          Section 13.4 Exclusive Remedies. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE REMEDIES SET FORTH IN THIS AGREEMENT, INCLUDING THE DEDUCTIBLES, LIABILITY LIMITS, SURVIVAL PERIODS, DISCLAIMERS AND LIMITATIONS ON REMEDIES, ARE INTENDED TO BE, AND SHALL BE, THE EXCLUSIVE REMEDIES WITH RESPECT TO ANY ASPECT OF THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY RELEASES, WAIVES AND DISCHARGES, AND COVENANTS NOT TO SUE WITH RESPECT TO, ANY CAUSE OF ACTION OR CLAIM NOT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER STATE OR FEDERAL SECURITIES LAWS, AVAILABLE AT COMMON LAW OR BY STATUTE (INCLUDING FRAUD CLAIMS UNDER CHAPTER 27 OF THE TEXAS BUSINESS AND COMMERCE CODE).

          Section 13.5 Texas Revised Partnership Act. Buyer agrees that if any Seller which is a Texas general partnership adopts the Texas Revised Partnership Act ("TRPA") prior to the Closing Date, TRPA shall have the same effect on any claim of Buyer arising under this Agreement against such partnership and the partners thereof as if TRPA had been adopted by such partnership prior to the date of execution of this Agreement.

                                   ARTICLE XIV

                                  Miscellaneous

         Section 14.1 HSR Act. Within 10 days after the execution hereof, each party will file or cause its ultimate parent entity (within the meaning of the HSR Act) to file all materials required to be filed by it under the HSR Act and will promptly file any supplemental materials required and will comply in all material respects with the requirements of the HSR Act. Each of the parties shall request early termination of the HSR Act waiting period and any filings to be made. None of the parties shall take any action that is reasonably likely to have the effect of delaying, impairing or impeding the receipt of any required approvals and will use their commercially reasonable efforts to secure such approvals as promptly as possible.

         Section 14.2 Expenses. Each party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and no party shall be entitled to any reimbursement for such expenses from the other party hereto.

         Section 14.3 Independent Investigation. Buyer represents and acknowledges that (i) it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller, (ii) it has had access to the Subject Assets, the officers and employees of Seller and Operator, and the books, records and files of Seller and Operator relating to the Purchased Subject Assets and Operator, and (iii) in making the decision to enter into this Agreement, Buyer has relied solely on the basis of its own independent due diligence investigation and upon the representations and warranties made herein. Accordingly, Buyer acknowledges that Sellers have not made, and Sellers hereby expressly disclaim and negate, any representation or warranty (other than those express representations and warranties contained herein), express, implied, at common law, by statute or otherwise, relating to the Purchased Subject Assets or the Purchased Shares.

         Section 14.4 Document Retention. As used in this Section 14.4, the term "Documents" shall mean all files, documents, books, records and other data of Operator (other than those that Seller has retained a copy of), including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the business of Operator or the operation of the Subject Assets prior to the Closing Date. Buyer agrees that, to the extent the Documents are in Buyer's or Operator's possession, the Documents shall be open for inspection by representatives of Seller at reasonable times and upon reasonable notice during regular business hours for a period of 6 years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and that Seller may during such period at its expense make such copies thereof as it may reasonably request.

         Section 14.5 Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties hereto and expressly referencing this Agreement.

         Section 14.6 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 14.7 No Solicitation. Sellers shall, prior to the Closing Date, neither solicit bids for the Subject Assets or Purchased Shares nor negotiate the sale of the Subject Assets or Purchased Shares with any party other than Buyer or Guarantor.

          Section 14.8 Publicity. Sellers and Buyer shall consult with each other with regard to all publicity and other releases concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, no party shall issue any such publicity or other release without the prior written consent of the other party hereto.

          Section 14.9 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

          Section 14.10 No Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

         Section 14.11 Assignment. Except as provided in the following sentence, no party may assign or delegate any of its rights or duties hereunder, without the prior written consent of the other parties, and any assignment or delegation made without such consent shall be void. Buyer shall have the right to assign its rights hereunder to an affiliate and may effect the acquisition of the Purchased Shares pursuant to a merger of Operator with and into an affiliate of Buyer, provided in each instance that Guarantor guarantees all of such assignee's obligations hereunder pursuant to a form of guaranty agreement substantially the same as that attached as Exhibit G to be executed and delivered by Guarantor to Seller prior to such assignment or merger. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and legal representatives.

          Section 14.12 Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the selection of an alternate jurisdiction.

          Section 14.13 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses of Seller and Buyer set forth below. Any such notice shall be effective only upon receipt.

         Seller:                    Black Stone Holdings Partnership
                                    1001 Fannin, Suite 4750
                                    Houston, Texas 77002
                                    Attention: Mr. Thomas L. Carter, Jr.
                                    Telecopy No.: (713) 658-0943

         Buyer:                     Comstock Oil & Gas, Inc.
                                    5005 LBJ Freeway, Suite 1000
                                    Dallas, Texas 75244
                                    Attention: Mr. M. Jay Allison
                                    Telecopy No.: (214) 701-2111

         with copies to:            Locke Purnell Rain Harrell
                                    2200 Ross Avenue, Suite 2200
                                    Dallas, Texas 75201
                                    Attention: Guy Kerr, Esq.
                                    Telecopy No.: (214) 740-8800

Either party may, by written notice so delivered, change its address for notice purposes hereunder.

         Section 14.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 14.15 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each party which executes the same whether or not all of the Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

         Section 14.16 Authority of BSHP. Each Seller hereby authorizes BSHP to make and receive payments hereunder on behalf of such Seller, to give and receive notices on behalf of such Seller hereunder (and promptly send copies of any notices to each affected

Seller), to agree upon any adjustments to the Purchase Price hereunder consistent with the terms of this Agreement on behalf of such Seller, to agree on any extensions to the Closing Date on behalf of such Seller and to select title and environmental consultants on behalf of such Seller. BSHP's authority does not include the ability to modify or amend this Agreement in any manner without each Seller's consent. Buyer may rely upon any instrument executed or other action taken by BSHP on behalf of Seller pursuant to this Section 14.16 to the same extent as if such instrument had been executed or action had been taken by each Seller.

          Section 14.17 W.T. Carter & Bro. Buyer acknowledges that W.T. Carter & Bro. is the lessor with respect to certain of the Properties. Buyer hereby acknowledges and agrees that the terms of the relevant leases permit W.T. Carter & Bro. to take in kind and separately dispose of its royalty share of the production therefrom or attributable thereto free and clear of any costs and expenses of gathering, handling, treating or transporting such production to the final point of sale by lessee and/or lessee's assigns, and that W.T. Carter & Bro. will have the right, but not the obligation, to market its royalty share of production on the same terms as Buyer's production from such leases is marketed free and clear of said costs and expenses of gathering, handling, treating and transportation.

          Section 14.18 Champion C-2.

          (a) Operator has commenced the drilling of the Champion International C No. 2 well. Promptly after such well reaches its total depth (as defined in the existing drilling contract for such well), the current operator of such well (Operator, BSHP or its designee, as applicable) shall run or cause to be run in such well an induction log and porosity log as a reasonably prudent operator (provided that conditions permit such logs to be run) and promptly deliver copies of such logs to Buyer. Buyer shall have forty-eight hours after receipt of such logs (the "C-2 Notice Period") to notify Sellers whether it elects to reject the Champion C-2 Assets.

          (b) If Buyer elects to reject the Champion C-2 Assets, and such notice of rejection is received by Sellers prior to Closing, the Purchase Price shall not be adjusted upward by the costs and expenses thereof. If Buyer elects to reject the Champion C-2 Assets, and such notice of rejection is received by Sellers after Closing, Sellers shall pay Buyer an amount equal to the actual costs and expenses incurred by Sellers after the Effective Time to drill such well to total depth.

          (c) BSHP or its designee shall have the sole right to operate the well after Closing until the end of the C-2 Notice Period. If Buyer elects to reject the Champion C-2 Assets, BSHP or its designee shall have the sole right to continue to operate said well.

         (d) In the event that Sellers receive notice, within the C-2 Notice Period, of Buyer's election to reject the Champion C-2 Assets, and Sellers complete the Champion International C No. 2 well as a producer, then (i) if such completion occurs prior to Closing, the Champion C-2 Assets shall be treated as Excluded Assets, and (ii) if such completion occurs after Closing, Buyer shall convey to Sellers, the Champion C-2 Assets promptly after such completion.

          Section 14.19 Guaranty Agreement. Pursuant to the terms of the Guaranty Agreement of even date herewith executed by Guarantor, Guarantor has guaranteed all of the obligations of Buyer hereunder.

          Section 14.20 Joint Operating Agreement/AMI. Buyer, Operator and Working Interest Owners shall execute the Center Grove JOA and the North Double A JOA. Buyer's interest under the Center Grove JOA shall be 30% (being 30% of Operator's and Working Interest Owner's interests in said area as of the Effective Time). Buyer's interest under the North Double A JOA shall be 12.825% (being 30% of Working Interest Owners' and Operator's interests in said area as of the Effective Time). Buyer's interest in the Camden Tram JOA shall be 18.6% (being 30% of Working Interest Owners' and Operator's interest thereunder as of the Effective Time). The area of mutual interest with respect to each of the foregoing joint operating agreements shall be as shown on Exhibit "H". Operator shall be designated as operator thereunder, subject to the provisions of Section
7.2 hereof.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, Sellers, Buyer and Guarantor have executed and delivered this Agreement as of the date first set forth above.

WORKING INTEREST OWNERS:

BLACK STONE HOLDINGS PARTNERSHIP

By    C & S Holdings, Managing Partner

By:        /s/THOMAS L. CARTER, JR.
           ------------------------
           Thomas L. Carter, Jr.
           Managing Partner

By    North Star Oil & Gas, General Partner

By:        /s/ALEXANDER D. STUART
           -----------------------
           Alexander D. Stuart
           Managing General Partner

C & S HOLDINGS

By:        /s/THOMAS L. CARTER, JR.
           ------------------------
Name:      Thomas L. Carter, Jr.
Title:     Managing Partner

By    North Star Oil & Gas, General Partner

By:        /s/ALEXANDER D. STUART
           ------------------------
           Alexander D. Stuart
           Managing General Partner

C. D. LANGHORNE, JR., INC.

By:        /s/C. D. LANGHORNE, JR.
           ------------------------
Name:      C. D. Langhorne, Jr.
Title:     President

           /s/ALAN DALBY
           ------------------------
           Alan Dalby

           /s/PAMELA BURNEY
           ------------------------
           Pamela Burney

ETOCO, INC.

By:        /s/JAMES E. THORP
           ------------------------
           James E. Thorp
           President

HENNIG PRODUCTION COMPANY

By:        /s/Don E. Hennig
           ------------------------
           Don E. Hennig
           President

           /s/Hugh J. Idstein
          ------------------------
           HUGH J. IDSTEIN

           /s/MARGARET A. S. IDSTEIN
          ------------------------
           Margaret A. S. Idstein

KERRCO INC.

By:        /s/J. ROBINSON KERR
          ------------------------
           J. Robinson Kerr
           President

WOOLLY BUGGER PARTNERS, LTD.

By CASTLETON ENERGY CORPORATION, GENERAL PARTNER

By:        /s/ROBERT SINCLAIR
          ------------------------
           Robert Sinclair
           President

W. T. CARTER & BRO.

By:        /s/THOMAS L. CARTER
          ------------------------
           Thomas L. Carter
           Managing Partner

SELLING STOCKHOLDERS:

           /s/THOMAS L. CARTER, JR.
          ------------------------
           Thomas L. Carter

           /s/ALEXANDER D. STUART
          ------------------------
           Alexander D. Stuart

           /s/ROBERT D. STUART, JR.
          ------------------------
           Robert D. Stuart, Jr.

           /s/DONALDSON C. PILLSBURY
          ------------------------
           Donaldson C. Pillsbury

           /s/JAMES M. STUART
          ------------------------
           James M. Stuart

           /s/PHIL BROXSON
          ------------------------
           Phil Broxson

           /s/JOHN MARTIN
          ------------------------
           John Martin

           /s/NENETTE G. CARTER
          ------------------------
           Nenette G. Carter

           /s/AUBREY CARTER
          ------------------------
           Aubrey Carter

           /s/SARA C. WALNE
          ------------------------
           Sara C. Walne

           /s/GEORGIA C. HERZOG
          ------------------------
           Georgia C. Herzog

           /s/MAUDE C. TRIONE
          ------------------------
           Maude C. Trione

           /s/MARJORIE C. CAIN
          ------------------------
           Marjorie C. Cain

OPERATOR:

BLACK STONE OIL COMPANY

By:        /s/THOMAS L. CARTER, JR.
          ------------------------
           Thomas L. Carter, Jr.
           President


BUYER:

COMSTOCK OIL & GAS, INC.

By:        /s/M. JAY ALLISON
          ------------------------
           M. Jay Allison
           President


GUARANTOR:

COMSTOCK RESOURCES, INC.

By:        /s/M. JAY ALLISON
          ------------------------
           M. Jay Allison
           President

E:\CORP\21512\52110\DOCS\PSA.009

                                   SCHEDULE I

                             WORKING INTEREST OWNERS

Black Stone Holdings Partnership, a Texas general partnership C&S Holdings, a Texas general partnership C. D. Langhorne, Jr., Inc., a Texas corporation Alan Dalby and wife Pamela Burney ETOCO, Inc., a Texas corporation Hennig Production Company, a sole proprietorship Hugh J. Idstein and wife Margaret A.S. Idstein Kerrco, Inc., a Delaware corporation Woolly Bugger Partners, Ltd., a Texas limited partnership W.T. Carter & Bro., a Texas general partnership

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

        Stockholder                                      Number of Shares

Thomas L. Carter, Jr.                                         34,534

Robert D. Stuart, Jr.                                          6,063

Alexander D. Stuart                                           18,313

Donaldson C. Pillsbury                                         1,637

James M. Stuart                                                1,275

Phil Broxson                                                   1,190

John Martin                                                    1,190

Nenette G. Carter                                                707

Aubrey Carter                                                    707

Sara C. Walne                                                    706

Georgia C. Herzog                                                706

Maude C. Trione                                                  706

Marjorie C. Cain                                                 706

                                                              68,440